                                                                     Exhibit 2.1

                               AGREEMENT OF MERGER
                                       AND
                             PLAN OF REORGANIZATION


                                 BY AND BETWEEN


                                    UNB CORP.


                    THE UNITED NATIONAL BANK & TRUST COMPANY

                              BANCFIRST OHIO CORP.

                                       AND

                   THE FIRST NATIONAL BANK OF ZANESVILLE, N.A.



                                SEPTEMBER 5, 2001




                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
Article I.        THE MERGERS.....................................................................................1
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Article II.       CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION...............................................3
-----------       -------------------------------------------------

Article III.      EXCHANGE OF SHARE CERTIFICATES..................................................................6
------------      ------------------------------

Article IV.       REPRESENTATIONS AND WARRANTIES OF BANCFIRST AND BANCFIRST BANK..................................9
-----------       --------------------------------------------------------------

Article V.        REPRESENTATIONS AND WARRANTIES OF UNB AND UNB BANK.............................................29
----------        --------------------------------------------------

Article VI.       COVENANTS......................................................................................47
-----------       ---------

Article VII.      ADDITIONAL AGREEMENTS..........................................................................53
------------      ---------------------

Article VIII.     CONDITIONS PRECEDENT...........................................................................60
-------------     --------------------

Article IX.       TERMINATION AND AMENDMENT......................................................................62
-----------       -------------------------

Article X.        GENERAL PROVISIONS.............................................................................64
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ANNEX A           1
-------


                                    EXHIBITS

Exhibit 1, Option Agreements...................................................

Exhibit 2, Bank Merger Agreement...............................................

Exhibit 1.5, Articles of Incorporation and Code of Regulations of the
Surviving Corporation..........................................................

Exhibit 2.3, Executive Retention Agreements and Severance Agreements...........

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

         THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 5th day of September, 2001, by and among UNB Corp., an Ohio corporation ("UNB"); The United National Bank & Trust Company, a national banking association organized under the laws of the United States of America ("UNB Bank"); BancFirst Ohio Corp., an Ohio corporation ("BancFirst"); and The First National Bank of Zanesville, N.A., a national banking association organized under the laws of the United States of America ("BancFirst Bank").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of UNB, UNB Bank, BancFirst and BancFirst Bank have determined that it is in the best interests of their respective companies and their respective shareholders to enter into certain business combination transactions in which BancFirst will merge with and into UNB (the "Merger"); and BancFirst Bank will merge with and into UNB Bank (the "Bank Merger") in a merger-of-equals transaction; and

         WHEREAS, as an inducement for each to complete such process, UNB and BancFirst are each granting to the other an option to purchase common shares on terms and conditions specified in option agreements of even date, attached hereto as Exhibit 1 (the "Option Agreements");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, UNB, UNB Bank, BancFirst and BancFirst Bank, each intending to be legally bound, hereby agree as follows:

                             ARTICLE I THE MERGERS

     1.1 The Mergers.

         (a) Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Ohio General Corporation Law (the "OGCL") and applicable federal laws and regulations, BancFirst shall merge with and into UNB in accordance with the provisions of Section 1701.78 of the OGCL; and the separate corporate existence of BancFirst shall cease at the Effective Time(1). UNB shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Ohio. From and after the Effective Time, the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of BancFirst and all obligations belonging or due to BancFirst.

         (b) Concurrently with, or as soon as possible after, the Merger, UNB and BancFirst shall cause the Bank Merger to be completed in accordance with the Agreement and Plan of Merger attached hereto as Exhibit 2 (the "Bank Merger Agreement").

--------
(1) All capitalized terms (that are not proper nouns) not defined herein shall have the meanings ascribed to them in attached Annex A.

         (c) BancFirst and UNB, by action of their respective Boards of Directors, may at any time change the method of effecting the combinations of BancFirst and UNB and BancFirst Bank and UNB Bank (including, without limitation, the provisions of this Article I) if and to the extent BancFirst and UNB deem such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or composition of the Per Share Merger Consideration, or (ii) be likely to materially delay or jeopardize receipt of any required regulatory approvals or materially delay or prevent the satisfaction of any conditions to the Closing.

     1.2 CONVERSION AND CANCELLATION OF BANCFIRST SHARES. At the Effective Time and as a result of the Merger, automatically and without further act of UNB, UNB Bank, BancFirst, BancFirst Bank or the holders of the voting common stock of BancFirst (the "BancFirst Shares"), the following shall occur:

         (a) Each BancFirst Share issued and outstanding shall be canceled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Article III of this Agreement, to receive from UNB One and 325/1000 (1.325) shares of voting common stock of UNB ("UNB Shares") (the "Per Share Merger Consideration").

             (i) The Per Share Merger Consideration shall be adjusted to reflect any stock split, stock dividend or distributions in, or combinations or subdivisions of, UNB Shares, which is paid, or for which a record date occurs, between the date hereof and the Effective Time.

             (ii) No fractional shares will be issued, and cash will be paid in lieu of fractional shares based on the average of the bid and asked price quotes of the UNB common shares as reported on the Nasdaq National Market System ("NASDAQ") by a mutually agreed upon authoritative source on the last day of trading of UNB Shares prior to the Effective Time (the "UNB Market Value").

         (b) Any treasury shares held by BancFirst and any BancFirst Shares owned by UNB for its own account shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     1.3 BANCFIRST OPTIONS.

         (a) At the Effective Time, each outstanding option under the 1997 Omnibus Stock Option and Incentive Plan (the "BancFirst Option Plan") shall be converted into an option to purchase shares of the Surviving Corporation in an amount equal to the Merger Consideration which would have been payable had the shares which are the subject of the option been outstanding, equal to the exercise price per BancFirst Share under the BancFirst Option Plan divided by the Per Share Merger Consideration.

         (b) At the Effective Time, each outstanding option under the UNB Bank 1987 Stock Option Plan (the "UNB Plan I") and the UNB Bank 1997 Stock Option Plan (the "UNB

Plan II") shall be converted into an option to purchase shares of the Surviving Corporation in an amount equal to one share for each share purchasable under the option.

         1.4 CLOSING AND EFFECTIVE TIME. The closing of the Merger pursuant to this Agreement (the "Closing") shall take place, unless another date is agreed upon by UNB and BancFirst, thirty (30) days after the satisfaction or waiver of the last of the conditions to the Merger set forth in Section 8.1 of this Agreement to be satisfied. On the day of the Closing, UNB and BancFirst shall cause a Certificate of Merger in respect of the Merger to be filed in the Office of the Ohio Secretary of State. The Merger shall become effective at the date and time indicated on such filing (the "Effective Time").

         1.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. The Articles of Incorporation and Code of Regulations attached as Exhibit 1.5 hereto shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         1.6 TAXES; TAX AND ACCOUNTING CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

         1.7 NAME OF SURVIVING CORPORATION, BANK. The name of the Surviving Corporation shall be jointly determined by the boards of directors of UNB and BancFirst prior to October 31, 2001, and holders of BancFirst Shares and UNB Shares shall be entitled to receive shares of voting common stock in the new name of the Surviving Corporation pursuant to Article III hereof. The name of the Surviving Bank shall be jointly determined by the boards of directors of UNB and BancFirst prior to October 31, 2001.

         1.8 HEADQUARTERS OF SURVIVING CORPORATION, BANK. At the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of UNB as of the date of this Agreement. At the Effective Time, the location of the headquarters and principal executive offices of the Surviving Bank shall be that of the headquarters and principal executive offices of UNB Bank as of the date of this Agreement.


          ARTICLE II CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION

     2.1 SURVIVAL OF ARTICLE II. Notwithstanding any other provision in this Agreement, the provisions of this Article II shall survive the Effective Time and remain continuously in effect until December 31, 2005 (the "Termination Date"), on which date the provisions of this Article II shall terminate. This
Section 2.1 shall not affect the term of any Change of Control Agreements referred to in this Article II.

     2.2 BOARD OF DIRECTORS OF SURVIVING CORPORATION.

         (a) COMPOSITION. The Board of Directors will consist of fourteen (14) members, seven (7) of whom shall be designated by BancFirst ("Former BancFirst Directors") and seven (7) of whom shall be designated by UNB ("Former UNB Directors"), in each case such designation to occur within 30 days of the date hereof. BancFirst and UNB will designate not less than two (2) directors each to classes one, two and three, respectively, of directors of the Surviving Corporation.

         (b) CERTAIN MEMBERS OF THE BOARD OF DIRECTORS. Mr. Gary N. Fields of BancFirst will be a member of the Board of Directors and will serve as its Chairman. The current Chairman, President and Chief Executive Officer of UNB, Mr. Roger L. Mann, will be a member of the Board of Directors.

         (c) NOMINATION OF DIRECTORS.

             (i) Nominees to the Board of Directors will be recommended to the Board of Directors by a Nominating Committee (A) for election to the Board of Directors at the shareholder meetings at which directors are to be elected; and (B) to fill vacancies on the Board of Directors in between such shareholder meetings (a "Nominating Committee"). For any position on the Board of Directors occupied, or vacated, as the case may be, by a Former BancFirst Director, the Nominating Committee shall consist of two Former BancFirst Directors and one Former UNB Director; for any position on the Board of Directors occupied, or vacated, as the case may be, by a Former UNB Director, the Nominating Committee shall consist of two Former UNB Directors and one Former BancFirst Director. A nominee shall need a two-thirds (2/3) vote of the Nominating Committee to be recommended for a position on the Board of Directors. Former BancFirst Directors on the Nominating Committee will be appointed at the recommendation of Mr. Fields; Former UNB Directors on the Nominating Committee will be appointed at the recommendation of Mr. Mann; provided, that, should Mr. Fields or Mr. Mann be otherwise unable to appoint such members of the Nominating Committee, the Former BancFirst Directors will be appointed at the recommendation of the most senior (in service) Former BancFirst Director then on the Board of Directors and the Former UNB Directors will be appointed at the recommendation of the most senior (in service) Former UNB Director then on the Board of Directors.

             (ii) Any person filling a membership position on the Board of Directors previously occupied or vacated by a Former BancFirst Director and nominated in accordance with the previous paragraph shall be considered a "Former BancFirst Director"; any person filling a membership position on the Board of Directors previously occupied or vacated by a Former UNB Director and nominated in accordance with the previous paragraph shall be considered a "Former UNB Director."


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

         (d) SUBSIDIARIES AND COMMITTEES.

             (i) The initial board of directors of the Surviving Bank will consist of twelve (12) members, six (6) of whom shall be designated by BancFirst and six (6) of whom shall be designated by UNB, in each case such designation to occur within thirty (30) days of the date hereof.

             (ii) The boards of directors of Subsidiaries of the Surviving Corporation and of committees of the board of directors of the Surviving Corporation and its Subsidiaries shall be composed equally of former BancFirst Directors and former UNB Directors and, except as otherwise agreed by Messrs. Fields and Mann there shall be an equal division and equitable allocation of chairmanships as between the former BancFirst Directors and former UNB Directors.

     2.3 OFFICERS OF THE SURVIVING CORPORATION AND THE SURVIVING BANK.

         (a) COMPOSITION. Mr. Mann shall be President and Chief Executive Officer of the Surviving Corporation and Chairman of the Surviving Bank as of the Effective Time. Mr. James Nicholson shall be Executive Vice President and Chief Operating Officer of the Surviving Corporation and President and Chief Executive Officer of the Surviving Bank as of the Effective Time. Mr. James Pennetti shall be Executive Vice President and Chief Financial Officer of the Surviving Corporation and the Surviving Bank as of the Effective Time. Mr. Mann, Mr. Nicholson and Mr. Pennetti shall serve in the positions described in this
Section 2.3(a) until the Termination Date or until otherwise determined in accordance with Section 2.4.

         (b) CHANGE OF CONTROL AGREEMENTS. The Surviving Corporation will assume all obligations of BancFirst and BancFirst Bank and UNB and UNB Bank under those certain Executive Retention Agreements and Severance Agreements executed by certain members of management of each organization which are identified on
Exhibit 2.3 (each of these agreements, or any successor agreement, a "Change of Control Agreement"). During the terms of their respective Change of Control Agreements, such persons shall have the respective powers, and perform the respective duties, set forth in each of their respective Change of Control Agreements, along with the duties of their offices as described in this Article II and the Articles of Incorporation or Code of Regulations of the Surviving Corporation. The Change of Control Agreements of Messrs. Mann and Pennetti shall be amended to waive their right to severance and termination benefits should they voluntarily terminate their employment with the Surviving Corporation six
(6) months following the Effective Date of the merger of BancFirst and UNB without "Good Reason" as that term is defined in Article III of their respective Severance Agreements dated May 8, 2001. All other terms and provisions of said Severance Agreements, including Mr. Mann's and Mr. Pennetti's right to voluntarily terminate their employment for any reason after six (6) months upon a Change of Control, as that term is defined in their Severance Agreements dated May 8, 2001, other than the merger of BancFirst and UNB, as described in this Agreement of Merger and Plan of Reorganization, shall remain in full force and effect and be binding upon Messrs. Mann, Pennetti and the Surviving Corporation.

     2.4 MODIFICATIONS TO CORPORATE GOVERNANCE PROVISIONS.

         (a) A "Special Majority" shall mean three-fourths (3/4) of the directors of the Surviving Corporation. The Articles of Incorporation or Code of Regulations of the Surviving Corporation will provide that, until the Termination Date, the following actions will require the approval of a Special
Majority:

             (i) The removal of Mr. Mann, Mr. Fields, Mr. Nicholson, or Mr. Pennetti from any of such person's executive positions with the Surviving Corporation, including by modification of the succession arrangements described above;

             (ii) Any change in the size of the Board of Directors or number of directors to be Former BancFirst Directors or the number of directors to be Former UNB Directors; and

             (iii) Any change or amendment to the Articles of Incorporation or
                   Code of Regulations relating to or affecting the arrangements discussed in this Article II or Exhibit 2.2.

         (b) The Articles of Incorporation or Code of Regulations of the Surviving Corporation shall also provide that any officer or other person acting on behalf of the Surviving Corporation in its capacity as sole shareholder of the Surviving Bank may not make any changes or amendment to the Governing Documents of any subsidiary of the Surviving Corporation relating to or altering those provisions mirroring the provisions discussed in this Article II, without the vote of a Special Majority.

      2.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. As contemplated by Section 2.2, the Articles of Incorporation and Code of Regulations will contain appropriate provisions giving effect to Sections 2.1 through 2.4.

                   ARTICLE III. EXCHANGE OF SHARE CERTIFICATES

     3.1 SHARE CERTIFICATES IN THE MERGER.

         (a) As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of BancFirst Shares (and UNB Shares, should the name of the Surviving Corporation be other than UNB), a form letter of transmittal (the "Transmittal Letter") including instructions for use in effecting the surrender for exchange of the certificates formerly evidencing the BancFirst Shares canceled and extinguished as a result of the Merger and UNB shares affected by the change in name of the Surviving Corporation (collectively, the "Certificates" and individually, the "Certificate"). The Transmittal Letter shall specify that the risk of loss and title to Certificates shall pass only upon delivery of the Certificates as specified in the Transmittal Letter. Upon surrender of a Certificate for cancellation representing shares of BancFirst, together with such Transmittal Letter, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration, and the Certificate so surrendered shall thereafter be canceled forthwith. Upon surrender of a certificate representing shares of UNB, together with such Transmittal Letter, duly executed, the holder of



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



such certificate shall be entitled to receive in exchange therefore a certificate representing the same number of shares in the new name of the Surviving Corporation. UNB may, at its election, designate an exchange agent to discharge its duties pursuant to this Section 3.1.

         (b) In the event that any holder of BancFirst Shares is unable to deliver the Certificate, the Surviving Corporation, in the absence of actual notice that any BancFirst Shares theretofore represented by any such Certificate have been acquired by a bona fide purchaser, shall deliver to such holder the Per Share Merger Consideration to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

             (i) Evidence to the reasonable satisfaction of the Surviving Corporation that any such Certificate has been lost, wrongfully taken or destroyed;

             (ii) Such security or indemnity as may be reasonably requested by the Surviving Corporation to indemnify and hold the Surviving Corporation and the exchange agent harmless; and

             (iii) Evidence to the reasonable satisfaction of the Surviving
                   Corporation that such person is the owner of the BancFirst Shares theretofore represented by each Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such Certificate for exchange pursuant to this Agreement.

         (c) In the event that delivery of the Per Share Merger Consideration provided for herein is to be made to a person other than the person in whose name the Certificate surrendered is registered, the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer; and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.1, each Certificate representing ownership of BancFirst Shares shall represent for all purposes only the right to receive the Per Share Merger Consideration.

         (d) No dividends or other distributions declared after the Effective Time with respect to the Surviving Corporation Shares and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate. After the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Surviving Corporation Shares represented by such Certificate.


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

         (e) No consideration provided for herein shall be delivered by the Surviving Corporation to any former holder of BancFirst Shares in accordance with this Agreement until such holder shall have complied with this Section 3.1.

         (f) If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any governmental entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the exchange agent nor any party to this Agreement shall be liable to any holder of any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Surviving Corporation and the exchange agent shall be entitled to rely upon the stock transfer books of BancFirst to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of BancFirst Shares, the Surviving Corporation and the exchange agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     3.2 PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of Certificates pursuant to this Article III shall be deemed to have been made in full satisfaction of all rights pertaining to the BancFirst Shares or UNB Shares, as the case may be, theretofore evidenced by such Certificates.

     3.3 NO FURTHER REGISTRATION OR TRANSFER. After the Effective Time, there shall be no further registration or transfer of BancFirst Shares on the stock transfer books of BancFirst. In the event that, after the Effective Time, Certificates evidencing such BancFirst Shares are presented for transfer, they shall be canceled and exchanged as provided in this Article III.

     3.4 DISSENTING BANCFIRST SHARES.

         (a) Any holder of BancFirst or UNB Shares who seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL (a "Dissenting Shareholder") shall be entitled to payment for such BancFirst Shares and UNB Shares only to the extent permitted by and in accordance with the provisions of the OGCL; provided, however, that if, in accordance with the OGCL, any Dissenting Shareholder shall forfeit such right to payment of the fair value of the BancFirst Shares or UNB Shares held by such Dissenting Shareholder, such BancFirst Shares or UNB Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration. Dissenting Shareholders shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded pursuant to the OGCL.


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

         (b) BancFirst and UNB shall give each other:

             (i) Prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the OGCL received by either; and

             (ii) The opportunity to participate in all negotiations and proceedings with respect to such demands under the OGCL.

         (c) BancFirst and UNB shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not settle or offer to settle any such demands, except with the prior written consent of the other.

   ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BANCFIRST AND BANCFIRST BANK

    BancFirst and the BancFirst Bank represent and warrant to UNB that each of the following statements is true and accurate in all material respects, except as otherwise disclosed in a schedule provided by BancFirst and the BancFirst Bank to UNB prior to the execution of this Agreement (the "BancFirst Disclosure Schedule"). The BancFirst Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered Sections and Subsections contained in this Article IV, and the disclosure in any letter paragraph shall qualify only the corresponding Section or Subsection in this Article IV.

    4.1 ORGANIZATION AND STANDING.

         (a) BancFirst is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. BancFirst is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). BancFirst has filed an election to become, and presently is, a "financial holding company" under 12 C.F.R. Section 225.82, has not received any notice from the Federal Reserve Board pursuant to 12 C.F.R.
Section 225.82(e)(1), continues to satisfy all requirements for financial holding company status under 12 C.F.R. Section 225.81, and is not subject to any limitation under 12 C.F.R. Sections 225.83 or 225.84. BancFirst is in compliance in all material respects with all applicable local, state or federal laws and regulations.

         (b) BancFirst Bank is a national banking association duly organized and validly existing under the National Bank Act, as amended (the "NBA") and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. The deposit accounts of BancFirst Bank are insured up to applicable limits by the Bank Insurance Fund of the FDIC (the "BIF") or the Savings Association Insurance Fund of the FDIC, and BancFirst Bank has paid all deposit insurance premiums and assessments required by applicable law. BancFirst Bank is in compliance in all material respects with all applicable local, state or federal laws and regulations, including without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the

Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

    4.2 SUBSIDIARIES.

         (a) First Financial Services Group, N.A., is a limited purpose trust bank duly organized and validly existing under the NBA (the "Trust Company"). Chornyak & Associates, Inc., is a corporation duly organized and validly existing under the laws of the State of Ohio ("Chornyak"). Bankers Title Services, Inc., is a corporation duly organized and validly existing under the laws of the State of Ohio ("Title Agency"). BFOH Capital Trust I ("Capital Trust") is a statutory business trust duly organized and validly existing under the laws of the State of Delaware. The Trust Company, Chornyak, the Title Agency and Capital Trust are collectively referred to hereafter as the "BancFirst Subsidiaries". Additional subsidiaries of BancFirst are listed in Section 4.2(a) of the BancFirst Disclosure Schedule.


         (b) Each BancFirst Subsidiary has the full corporate power, right, authority and governmental authorizations to own or lease its properties and assets and to carry on its business as it now is being conducted in all material respects. Each BancFirst Subsidiary is in compliance in all material respects with all applicable local, state or federal laws and regulations. Except, in the case of the Trust Company, for securities and other interests held in a fiduciary capacity and beneficially owned by third parties and for stock in the Federal Reserve Bank of Cleveland, none of the BancFirst Subsidiaries holds, directly or indirectly, any legal or beneficial interest in any shares, membership units or other equity interest in any Person.

         (c) The authorized capital of each BancFirst Subsidiary, the number of shares of each which are issued and outstanding and the legal and beneficial owner of each such share is set forth in Section 4.2(c) of the BancFirst Disclosure Schedule. Except as set forth in Section 4.2 of the BancFirst Disclosure Schedule, either BancFirst or BancFirst Bank owns, beneficially and of record, all of the outstanding common shares of each BancFirst Subsidiary. All of the outstanding common shares of each BancFirst Subsidiary are authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any shareholder thereof. None of the BancFirst Subsidiaries has any outstanding class of capital stock other than common shares as set forth in Section 4.2(c) of the BancFirst Disclosure Schedule. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating any BancFirst Subsidiary, or BancFirst or BancFirst Bank, (i) to issue, deliver or sell, cause to be issued, delivered or sold, any share of such BancFirst Subsidiary, or restricting such BancFirst Subsidiary from selling any additional shares or (ii) to grant, extend or enter into any such agreement or commitment.

    4.3 QUALIFICATION. BancFirst, BancFirst Bank, and the BancFirst
Subsidiaries are each duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of BancFirst, BancFirst Bank, or such BancFirst Subsidiary. BancFirst Bank does not maintain any branch outside of Ohio or loan production office outside of the States of Ohio, Michigan, Indiana and Kentucky. The Trust Company does not operate any trust office or trust representative office outside of the State of Ohio.

     4.4 AUTHORITY.

         (a) This Agreement has been:

             (i)   Duly executed and delivered by BancFirst and BancFirst Bank;
                   and

             (ii) Approved by the Boards of Directors of BancFirst and BancFirst Bank.

         (b) The Bank Merger Agreement has been:

             (i) Duly executed and delivered by BancFirst Bank; (ii) Approved by the Board of Directors of BancFirst Bank; and (iii) Adopted by BancFirst as the sole shareholder of BancFirst Bank.

         (c) Subject to the adoption of this Agreement by the BancFirst shareholders and to the filing of all requisite Regulatory Applications and the receipt of all Requisite Regulatory Approvals:

             (i) BancFirst Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and, to perform all of its obligations hereunder and thereunder;

             (ii) The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by BancFirst and BancFirst Bank; and

             (iii) Subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC, (A) this Agreement is the valid and binding agreement of BancFirst, enforceable against BancFirst in accordance with its terms, and (B) this Agreement and the Bank Merger Agreement are the valid and binding agreements of BancFirst Bank, enforceable against BancFirst Bank in accordance with their terms.

     4.5 GOVERNING DOCUMENTS. BancFirst and BancFirst Bank have delivered to UNB true and accurate copies of the Articles of Incorporation and Code of Regulations of BancFirst and the Articles of Association and Bylaws of BancFirst Bank and have granted UNB access to (a) the Articles of Incorporation and Code of Regulations or Articles of Association and Bylaws of each BancFirst Subsidiary and (b) all records of all meetings and other corporate actions by the shareholders, Boards of Directors and Committees of the Boards of Directors of BancFirst, BancFirst Bank, and each BancFirst Subsidiary, other than records of meetings relating to the consideration of transactions related to this Agreement. The minute books of BancFirst and BancFirst Bank contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the BancFirst and BancFirst Bank shareholders, Boards of Directors and Committees of the Boards of Directors, other than records of meetings relating to the consideration of transactions related to this Agreement.


     4.6 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger, will not:

         (a) Subject to the approval of this Agreement by the requisite vote of the BancFirst shareholders, conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of BancFirst or the Articles of Association or Bylaws of BancFirst Bank;

         (b) Conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, Lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either BancFirst or BancFirst Bank is a party or by which BancFirst, BancFirst Bank or their property or assets is bound;

         (c) Require the consent of any party to any agreement or commitment to which either BancFirst or BancFirst Bank is a party or by which BancFirst, BancFirst Bank or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of BancFirst and BancFirst Bank, taken as a whole;

         (d) Result in the creation or imposition of any Lien, charge, pledge, security interest or other encumbrance upon any property or assets of either BancFirst or BancFirst Bank or give rise to any meritorious cause of action against either BancFirst or BancFirst Bank; or,

         (e) Subject to the receipt of all Requisite Regulatory Approvals and the requisite vote of the BancFirst shareholders, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System ("FRB") or the OCC.

     4.7 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by BancFirst, BancFirst Bank, or any BancFirst Subsidiary in connection with the execution and delivery of this Agreement by BancFirst or BancFirst Bank or the consummation by BancFirst or BancFirst Bank of the transactions contemplated hereby, including the Merger and the Bank Merger, except for filings, authorizations, notices, consents or approvals required by the SEC, the FRB, the OCC, the FDIC, the Ohio Secretary of State and the Ohio Department of Insurance.

     4.8 BANCFIRST AND BANCFIRST BANK SHARES.

         (a) BANCFIRST CAPITAL. The authorized capital of BancFirst consists of twenty million (20,000,000) common shares, each without par value, 8,741,834 of which are issued and outstanding and 837,660 of which are reserved for issuance upon exercise of options granted in accordance with the BancFirst Option Plan. All of the issued and outstanding common shares of BancFirst are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws. BancFirst has no outstanding class of capital stock other than such common shares.

             (i) Except for the options to purchase at the per share prices shown in Section 4.8(a)(i) of the BancFirst Disclosure Schedule an aggregate of 441,278 BancFirst Shares granted in accordance with the BancFirst Option Plan and except for the option contained in the Option Agreement, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements, plans or commitments of any nature whatsoever (either firm or conditional) obligating BancFirst (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BancFirst from selling any additional BancFirst Shares; or (ii) to grant, extend or enter into any such agreement, plan or commitment. There are no outstanding stock appreciation, phantom stock or similar rights in respect of BancFirst Shares.

             (ii) In accordance with the 1997 Bonus Shares Program (hereinafter referred to as the "Bonus Plan"), an aggregate of 20,797 BancFirst Shares were awarded to Bonus Plan participants (hereinafter referred to as the "Awarded Bonus Plan Shares"). Of the Awarded Bonus Plan Shares, none have been vested on the date hereof (hereinafter referred to as the "Unvested Bonus Plan Shares").

         (b) BANCFIRST BANK CAPITAL. The authorized capital of BancFirst Bank consists of 3,236,250 common shares, $10.00 par value, all of which are issued and outstanding and held of record by BancFirst. All of the outstanding common shares of BancFirst Bank are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any depositor or shareholder of BancFirst Bank. BancFirst Bank has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BancFirst Bank (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BancFirst Bank from selling any additional BancFirst Bank shares or (ii) to grant, extend or enter into any such agreement or commitment.

     4.9 FINANCIAL STATEMENTS.

         (a) The consolidated statements of financial condition as of December 31, 1999 and 2000, of BancFirst and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by PricewaterhouseCoopers, LLP, certified public accountants, complete copies of which have previously been delivered to UNB (hereinafter referred to as the "BancFirst Audited Financials"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of BancFirst at such dates and the consolidated results of its operations and cash flows for such periods. The books and records of BancFirst and BancFirst Bank have been, and are being, maintained in accordance with generally accepted accounting principles and with any other applicable legal and accounting requirements and reflect only actual transactions.

         (b) The unaudited balance sheet as of June 30, 2001, of BancFirst and the related unaudited income statement for the six (6) months then ended, complete copies of which have previously been delivered to UNB (hereinafter referred to as the "BancFirst Interim Financials"), fairly present the financial position of BancFirst at such date and the results of its operations for such period and in all material respects have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements, e.g., without footnotes and certain accruals normally made at year end, and as applied on a consistent basis with the BancFirst Audited Financials. All adjustments which are necessary for a fair statement of the BancFirst Interim Financials have been made.

         (c) The Consolidated Statements of Condition and Income of BancFirst Bank for the three-month periods ended March 31 and June 30, 2001, together with the schedules and supplements attached thereto, each as filed with the OCC and copies of which were previously delivered to UNB by BancFirst (hereinafter referred to as the "BancFirst Consolidated Statements"), have been prepared in accordance with accounting practices permitted by the OCC applied on a consistent basis and fairly present the financial position of BancFirst Bank at such dates.

         (d) Except as disclosed in the BancFirst Interim Financials, the BancFirst Consolidated Statements and Section 4.9 of the BancFirst Disclosure Schedule, as of June 30, 2001, BancFirst had no liabilities or obligations material to the financial condition of BancFirst, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     4.10 CONDUCT OF BUSINESSES. Between June 30, 2001, and the date of this Agreement, each of BancFirst and BancFirst Bank conducted its businesses only in the ordinary and usual course, there were no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of BancFirst or BancFirst Bank, and, except as set forth in any of the BancFirst Audited Financials, the BancFirst Interim Financials, the BancFirst Consolidated Statements or Section 4.10 of the BancFirst Disclosure Schedule, neither BancFirst nor BancFirst Bank:

         (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

         (b) Except for a per share dividend in the amount of $.145 payable by BancFirst on September 18, 2001, declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

         (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

         (d) Amended its Articles of Incorporation or Code of Regulations, or, in the case of BancFirst Bank, its Articles of Association or Bylaws;

         (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

         (f) Mortgaged, pledged or granted or suffered to exist any Lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for i) pledges of assets to the Federal Home Loan Bank ("FHLB"); ii) ordinary course of business restrictions on public funds on deposit; iii) Liens for taxes not yet due and payable; and iv) such other Liens, encumbrances or charges which do not materially adversely affect its financial position;

         (g) Waived any rights of material value or canceled any material debts or claims;

         (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FRB of Cleveland or the FHLB of Cincinnati, or paid any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

         (i) Entered into or amended any employment contract with any of its officers or increased the compensation payable to any officer or director, except compensation increases and employment contract renewals made in the ordinary course;

         (j) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

         (k) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

         (l) Made any (i) material investment (except investments made in the ordinary course of business) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

         (m) Agreed, whether in writing or otherwise, to take any action described in this Section 4.10.

     4.11 PROPERTIES.


         (a) A description of all fixed assets which are material to BancFirst and its Subsidiaries considered as a whole owned by each of BancFirst and BancFirst Bank (directly or through the BancFirst Subsidiaries) has been delivered to UNB (hereinafter referred to as the "BancFirst Personal Property"). All BancFirst Personal Property has been maintained in good working order, ordinary wear and tear excepted. BancFirst, BancFirst Bank, or a BancFirst Subsidiary owns and has good title to all of the BancFirst Personal Property, free and clear of any mortgage, Lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except:

             (i) As set forth in Section 4.11(a) of the BancFirst Disclosure Schedule;

             (ii) To the extent stated or reserved against in the BancFirst Audited Financials or the BancFirst Interim Financials; and

             (iii) Such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

         (b) A description of each parcel of real property owned by BancFirst, BancFirst Bank, or a BancFirst Subsidiary (other than real property taken by BancFirst Bank in consideration of debts previously contracted) is set forth in
Section 4.11(b) of the BancFirst Disclosure Schedule (hereinafter referred to individually as a "BancFirst Parcel" and collectively as the "BancFirst Real Properties"). Either BancFirst, BancFirst Bank, or a BancFirst Subsidiary is the owner of each BancFirst Parcel in fee simple and has good and marketable title to each such BancFirst Parcel, free of any Liens, claims, charges, encumbrances or security interests of any kind, except:

             (i) As set forth in Section 4.11(b) of the BancFirst Disclosure Schedule;

             (ii) Liens for real estate taxes and assessments not yet delinquent; and

             (iii) Utility, access and other easements, rights of way,
                   restrictions and exceptions, none of which impair the BancFirst Real Properties for the use and business being conducted thereon.

         (c) A description of all real property leased by BancFirst, BancFirst Bank, or a BancFirst Subsidiary is set forth in Section 4.11(c) of the BancFirst Disclosure Schedule (hereinafter referred to as the "BancFirst Leased Real Property"). Except as set forth in Section 4.11(c) of the BancFirst Disclosure Schedule, the Real Property Leases create, in accordance with their terms, valid, binding and assignable leasehold interests of either BancFirst or

BancFirst Bank, or a BancFirst Subsidiary, in all of the BancFirst Leased Real Property, free and clear of all Liens, claims, charges, encumbrances or security interests of any kind.

         (d) A description of all personal property leased by BancFirst, BancFirst Bank, or a BancFirst Subsidiary which requires payment of rentals in excess of $50,000 per annum is set forth in Section 4.11(d) of the BancFirst Disclosure Schedule.

         (e) The documentation (hereinafter referred to as "BancFirst Loan Documentation") governing or relating to the loan and credit-related assets (hereinafter referred to as the "BancFirst Loan Assets") included within the loan portfolio of BancFirst Bank is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of BancFirst Bank in accordance with the terms of such BancFirst Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Each loan included in the BancFirst Loan Assets has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business.

    4.12 ALLOWANCE FOR LOAN LOSSES. Except as set forth in a schedule dated
June 30, 2001, as previously delivered to UNB by BancFirst, there was no loan which was made by either BancFirst or BancFirst Bank and which is reflected as an asset of either BancFirst or BancFirst Bank on the BancFirst Audited Financials or the BancFirst Interim Financials that (i) was ninety (90) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful", "Loss" or "Special Mention" (or words of similar import) as of the date of such Schedule. The allowance for loan losses as reflected on the BancFirst Audited Financials and the BancFirst Interim Financials is, in the opinion of BancFirst's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

    4.13 INVESTMENTS.

         (a) Section 4.13(a) of the BancFirst Disclosure Schedule contains a true, accurate and complete list of all investments, other than investments in the BancFirst Loan Assets and the BancFirst Real Properties, and other than securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, owned by BancFirst, BancFirst Bank, or a BancFirst Subsidiary (hereinafter referred to as the "BancFirst Investments") as of June 30, 2001. Except as set forth in Section 4.13(a) of the BancFirst Disclosure Schedule, the BancFirst Investments, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by BancFirst, BancFirst Bank, or a BancFirst Subsidiary free and clear of all Liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind (other than such as arise in the ordinary course of business from FHLB borrowings or acceptance of public funds) and may be freely disposed of by BancFirst, BancFirst Bank, or such BancFirst Subsidiary at any time. Except as set forth in Section 4.13(a) of the BancFirst Disclosure

Schedule, neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, is a party to, nor has any interest in:


             (i) Any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security; or

             (ii) Any interest rate swaps, caps, floors, option agreements or any other interest rate risk management agreements.

         (b) Except as set forth in Section 4.13(b) of the BancFirst Disclosure Schedule, and other than the BancFirst Subsidiaries, neither BancFirst nor BancFirst Bank owns of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity, other than securities and other interests taken in consideration of debts previously contracted.

    4.14 REPORTS AND RECORDS.

         (a) Each of BancFirst and BancFirst Bank, and each BancFirst Subsidiary, has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the SEC, the FRB, the OCC, the FDIC, the Ohio Department of Insurance and other regulatory agencies with jurisdiction over BancFirst, BancFirst Bank or any BancFirst Subsidiary. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein.

         (b) BancFirst has delivered to UNB copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "BancFirst SEC Filings"):

             (i) The BancFirst Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 1999;

             (ii) The BancFirst Annual Reports to Shareholders for the fiscal years ended December 31, 2000 and 1999;

             (iii) The BancFirst Proxy Statements for use in connection with the
                   2000 and 1999 Annual Meetings of Shareholders;

             (iv) The BancFirst Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

             (v)   All Form 8-K's filed in 2001.

         The BancFirst SEC Filings did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    4.15 TAXES.

         (a) Except as set forth in Section 4.15(a) of the BancFirst Disclosure Schedule, each of BancFirst and BancFirst Bank, and each BancFirst Subsidiary, has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the BancFirst Interim Financials or which may have accrued since June 30, 2001, in the ordinary course of business.

         (b) No deficiencies for any taxes, assessments or governmental charges have been proposed, asserted or assessed in writing by any governmental or taxing authority against BancFirst or BancFirst Bank, or against any BancFirst Subsidiary, that have not been settled or would not be covered by existing reserves. Except as set forth in Section 4.15(b) of the BancFirst Disclosure Schedule, neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary:

             (i) Is a party to any agreement providing for the allocation or sharing of taxes; or

             (ii)  Is required to include in income any adjustment pursuant to
                   Section 481(a) of the Code by reason of the voluntary change in accounting method, nor has any taxing authority proposed in writing any such adjustment or change of accounting method.

         (c) Any amount that will become receivable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of BancFirst or BancFirst Bank, or of any BancFirst Subsidiary, who is a "Disqualified Individual," as such term is defined in proposed Treasury Regulation Section 1.280G-1, under any employment, severance or termination agreement, other compensation arrangements or BancFirst Benefit Plan currently in effect will not be characterized as an "excess parachute payment," as such term is defined in Section 1.280G-1 of the Code.

    4.16 MATERIAL CONTRACTS.

         (a) Except as set forth in Section 4.16(a) of the BancFirst Disclosure Schedule, as of the date hereof neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, is a party to or bound by any written or oral:

             (i) Contract or commitment for capital expenditures in excess of two hundred thousand dollars ($200,000) for any one project or five hundred thousand dollars ($500,000) in the aggregate;

              (ii) Contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by either BancFirst or BancFirst Bank, or any BancFirst Subsidiary, of an amount exceeding two hundred thousand dollars ($200,000) in the aggregate or extending for more than six (6) months from the date hereof;

             (iii) Contract or option for the purchase of any real property;

              (iv) Letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than three hundred thousand dollars ($300,000);

               (v) Guarantee agreement;

              (vi) Instrument granting any person (other than employees acting in the ordinary course of business) authority to transact business on behalf of either BancFirst or BancFirst Bank, or on behalf of a BancFirst Subsidiary;

             (vii) Contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of one million dollars ($1,000,000);

            (viii) Employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of either BancFirst or BancFirst Bank, or of a BancFirst Subsidiary;

              (ix) Note, debenture or loan agreement pursuant to which either
                   BancFirst or BancFirst Bank, or a BancFirst Subsidiary, has incurred indebtedness, other than deposit liabilities and advances from the FRB of Cleveland or the FHLB of Cincinnati;

               (x) Loan agreement with any director, executive officer or ten percent (10%) or greater shareholder of BancFirst, BancFirst Bank, or any BancFirst Subsidiary, or to the knowledge of BancFirst and BancFirst Bank, any Person controlling, controlled by or under common control with, or a member of the immediate family of, any of the foregoing;

              (xi) Any contract which would constitute or involves a "covered transaction" with an "affiliate" under Sections 23A or 23B of the Federal Reserve Act; or

             (xii) Commitment or agreement to do any of the foregoing. Contracts set forth in Section 4.16 of the BancFirst Disclosure Schedule are hereinafter collectively referred to as the "BancFirst Contracts."

         (b) None of BancFirst, BancFirst Bank, or any BancFirst Subsidiary is in material default under any of the BancFirst Contracts, nor has there occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    4.17 INSURANCE. All material properties and operations of each of BancFirst and BancFirst Bank are adequately insured for its benefit. The performance by the officers and employees of each of BancFirst and BancFirst Bank of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

    4.18 ACTIONS AND SUITS. Except as set forth in Section 4.18 of the
BancFirst Disclosure Schedule, and except for routine claims and foreclosure litigation arising in the ordinary course of business, there are no actions, suits or proceedings or investigations pending or, to the knowledge of BancFirst, threatened against or affecting the business, operations or financial condition of either BancFirst or BancFirst Bank, or of any BancFirst Subsidiary, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither BancFirst or BancFirst Bank has any knowledge of any basis for any such action, suit, proceeding or investigation.

    4.19 PERMITS AND LICENSES. Each of BancFirst and BancFirst Bank, and each BancFirst Subsidiary, has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for BancFirst, BancFirst Bank and each BancFirst Subsidiary to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

    4.20 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 4.20 of the BancFirst Disclosure Schedule contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), which covers any employee or former employee of BancFirst or BancFirst Bank, or of any BancFirst Subsidiary or any affiliate or under which BancFirst or BancFirst Bank, or of any BancFirst Subsidiary or any affiliate has any liability (hereinafter collectively referred to as the "BancFirst Benefit Plans"). For purposes of this Section 4.20, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity. With respect to such BancFirst Benefit Plans, BancFirst has made available true and complete copies of all:

             (i)   BancFirst Benefit Plan documents and amendments thereto;

             (ii)  Trust agreements and amendments thereto;

             (iii) All written interpretations and summaries;

             (iv)  The three most recent annual reports on IRS Form 5500;

             (v) The most recent IRS determination letters (and any pending request for such) for each BancFirst Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been delivered to UNB;

             (vi) A copy of the most recent summary plan description required under ERISA with respect thereto, and all supplements or modifications thereto; and

             (vii) A copy of the three most recent annual reports prepared by an accountant, actuary or other similar expert with respect to any disclosure regarding (i) pensions in accordance with Statement of Financial Accounting Standards No. 87, (ii) other post-retirement benefits in accordance with Statement of Financial Accounting Standards No. 106, and (iii) stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123.

         (b) None of the reports or other materials delivered pursuant to Sections 4.20(a)(iv) and 4.20(a)(vii) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (c) Each BancFirst Benefit Plan which constitutes an "employee pension plan," as defined in Section 3(2) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Code, is and has been administered in material compliance with the applicable provisions of the Code.

         (d) Each BancFirst Benefit Plan which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and each BancFirst Benefit Plan which constitutes a "group health plan," as defined in Section 5000(b)(1) of the Code, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the Code.

         (e) Each BancFirst Benefit Plan which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its Governing Documents and with any and all state or federal laws applicable to such BancFirst Benefit Plan. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any BancFirst Benefit Plan has or will make BancFirst, BancFirst Bank, a BancFirst Subsidiary or any affiliate liable for any tax pursuant to Sections 4971-4980E of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any BancFirst Benefit Plan or any fiduciary or administrator thereof in their capacities as such (other than the submission of participant claims for benefits in the ordinary course of operation of such BancFirst Benefit Plans).

         (f) The market value of assets under each "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation (hereafter referred to as the "PBGC") methods, factors and assumptions applicable to an employee pension plan terminating on the date for determination. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any BancFirst Benefit Plan, whether or not waived. Full payment has been made of all amounts which BancFirst or BancFirst Bank or any affiliate is required to have paid as contributions to or benefits under any BancFirst Benefit Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any BancFirst Benefit Plan. No condition exists and no event has occurred that could constitute grounds for termination of any BancFirst Benefit Plan, and neither BancFirst, BancFirst Bank, a BancFirst Subsidiary nor any affiliate has incurred any material liability under Title IV of ERISA arising in connection with the termination of any BancFirst Benefit Plan covered or previously covered by Title IV of ERISA.

         (g) BancFirst does not maintain any BancFirst Benefit Plan which provides post-retirement medical, dental or life insurance benefits to any former employee of BancFirst, BancFirst Bank or any BancFirst Subsidiary nor is BancFirst obligated to provide any such benefit to any current employee upon his or her retirement, except for the continuation coverage required under Section 4980B of the Code.

         (h) Neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, participates in, or has ever been obligated to contribute to, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

         (i) None of BancFirst, BancFirst Bank, a BancFirst Subsidiary nor any BancFirst Benefit Plan maintained by any of BancFirst, BancFirst Bank, or a BancFirst Subsidiary, nor any fiduciary of any such BancFirst Benefit Plan, has incurred any material liability to the PBGC, the United States Department of Labor or to the IRS with respect to a BancFirst Benefit Plan.

         (j) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by either BancFirst, BancFirst Bank or any BancFirst Subsidiary;

             (i) Which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code; or

             (ii) The correction of which would have a material adverse effect on the financial condition, results of operations or business of BancFirst. No "reportable event," within the meaning of
                   Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any BancFirst Benefit Plan.

         (k) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the Code and the regulations promulgated by the IRS thereunder and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         (l) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any BancFirst Benefit Plan, which would increase the expense of maintaining such BancFirst Benefit Plan above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the date hereof.

         (m) Except as set forth in the BancFirst Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or officer of BancFirst or any affiliate to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

         (n) With respect to each BancFirst Benefit Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred.

         (o) No amounts payable under the BancFirst Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

    4.21 ENVIRONMENTAL PROTECTION

         (a) Except as set forth in Section 4.21 of the BancFirst Disclosure
Schedule:

             (i) To the knowledge of BancFirst, each of BancFirst, BancFirst Bank, and the BancFirst Property is, and has been at all times, in material compliance with all applicable Environmental Laws;

             (ii) No investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of BancFirst or BancFirst Bank, threatened against either BancFirst or BancFirst Bank, or in connection with the BancFirst Property;

             (iii) No claims have been made or, to the knowledge of BancFirst or
                   BancFirst Bank, threatened at any time against either BancFirst or BancFirst Bank, with respect to the BancFirst Property relating to actual or alleged violation of any Environmental Law with respect to the BancFirst Property or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance with respect to the BancFirst Property;

             (iv) To the knowledge of BancFirst, no Hazardous Substances have been integrated into any BancFirst Property or any component thereof in violation of Environmental Laws;

             (v)   [INTENTIONALLY LEFT BLANK];

             (vi) The BancFirst Property has not been used by BancFirst or BancFirst Bank for the storage, disposal or treatment of Hazardous Substances, except as allowed by applicable law, has not been contaminated by Hazardous Substances in material violation of any applicable Environmental Laws, nor has been used for the storage or use of any underground or aboveground storage tanks in material violation of any applicable Environmental Laws; and

             (vii) Material permits, registrations and other authorizations necessary for either BancFirst or BancFirst Bank, or the BancFirst Property to operate in material compliance with all Environmental Laws are currently in force and are identified in Section 4.21 of the BancFirst Disclosure Schedule.


         (b) As used in this Agreement:

             (i) "BancFirst Property" means all real and personal property now or previously owned, leased, occupied or managed by either BancFirst or BancFirst Bank or any Subsidiary of either or any Person or entity whose liability for any matter has or may have been related or assumed by BancFirst either contractually or are by operation of law.

             (ii) "Environmental Laws" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

             (iii) "Hazardous Substances" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable Environmental Laws and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.]

    4.22 EMPLOYMENT MATTERS. Each of BancFirst and BancFirst Bank is in material compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. No unfair labor practice complaint against either BancFirst or BancFirst Bank is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of either BancFirst or BancFirst Bank, threatened against or involving either BancFirst or BancFirst Bank. No representation question exists in respect of the employees of either BancFirst or BancFirst Bank and no labor grievance which might have a material adverse effect upon either BancFirst or BancFirst Bank, or the conduct of its businesses is pending or, to the knowledge of BancFirst, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against either BancFirst or BancFirst Bank. No collective bargaining agreement is currently in effect or is currently being negotiated by either BancFirst or BancFirst Bank. 4.23 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person, other than Sandler, O'Neill & Partners, acting on behalf of BancFirst or BancFirst Bank pursuant to an agreement disclosed in the BancFirst Disclosure Schedule or in such manner as to give rise to any valid claim against BancFirst or BancFirst Bank for any broker's or finder's fee or similar compensation.

    4.24 STOCK OWNERSHIP. Except as set forth in Section 4.24 of the BancFirst Disclosure Schedule, neither BancFirst nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the UNB Shares.

    4.25 REGULATORY MATTERS. Except as set forth in Section 4.25 of the BancFirst Disclosure Schedule, neither BancFirst nor BancFirst Bank, nor any BancFirst Subsidiary, is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, any regulatory agency that currently restricts the conduct of its business or that currently affects its capital adequacy, credit policies, management or business (hereinafter referred to as a "Regulatory Agreement"), nor has BancFirst, BancFirst Bank, or any BancFirst Subsidiary, been advised by any regulatory agency that it is considering issuing or requesting any such Regulatory Agreement. Except as set forth in Section 4.25 of the BancFirst Disclosure Schedule, there is no unresolved violation, with respect to any report or statement relating to any examinations of BancFirst, BancFirst Bank, or any BancFirst Subsidiary. BancFirst, BancFirst Bank and each BancFirst Subsidiary has paid all assessments made or imposed by any Governmental Entity.

    4.26 NON-BANKING ACTIVITIES. BancFirst is not engaged in any activity, either directly or indirectly through one or more of the BancFirst Subsidiaries or other equity investments, which is not permitted to be engaged in by a financial holding company or by a subsidiary or other enterprise through which such activity is conducted. BancFirst Bank is not engaged in any activity, either directly or indirectly through one or more of the BancFirst Subsidiaries or other equity investments, which is not permitted to be engaged in by a national banking association or by a subsidiary or other enterprise through which such activity is conducted.

    4.27 FIDUCIARY RESPONSIBILITY. During the applicable statute of limitations period:

         (a) Each of BancFirst Bank and the Trust Company has properly administered all accounts for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the Governing Documents and applicable state and federal law and regulations and common law; and

         (b) Neither BancFirst Bank nor the Trust Company, nor any director, officer or employee of BancFirst Bank or the Trust Company acting on behalf of BancFirst Bank or the Trust Company, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account.

         (c) To the knowledge of BancFirst or BancFirst Bank, there is no investigation or inquiry by any regulatory agency pending or threatened against or affecting BancFirst Bank or the Trust Company relating to the compliance by BancFirst Bank or the Trust Company with sound fiduciary principles and applicable regulations.

    4.28 EMPLOYMENT AGREEMENTS. Section 4.16 of the BancFirst Disclosure Schedule lists each agreement, arrangement, commitment or contract (whether written or oral) for the employment, retention or engagement, or with respect to the severance, of any present or former officer, director, employee, agent, consultant or other person or entity to which BancFirst or

BancFirst Bank, or any BancFirst Subsidiary, is a party to or bound by and which, by its terms, is not terminable by BancFirst or BancFirst Bank, or a BancFirst Subsidiary, on thirty (30) days written notice or less without the payment of any amount by reason of such termination. Copies of each written agreement, arrangement, commitment or contract listed in Section 4.16 of the BancFirst Disclosure Schedule have been previously made available to UNB.

    4.29 CERTAIN OPERATIONAL MATTERS.

         (a) Neither BancFirst nor BancFirst Bank is a party to any agreement or subject to any arrangement which would prevent, limit or restrict it from the sale, lease or other disposition of its main offices or any branch office.

         (b) Except as set forth in Section 4.29 of the BancFirst Disclosure Schedule, the consummation of the Merger or the Bank Merger shall not result in the termination or cancellation before its stated expiration of any contract to which BancFirst or BancFirst Bank is a party or cause them to incur any financial penalty, liquidated damages, assessment or other costs solely by reason of such mergers.

         (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BancFirst or for the account of a customer of BancFirst or one of its Subsidiaries, were entered into in the ordinary course of business and, to BancFirst's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority having jurisdiction over the same and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of BancFirst or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BancFirst and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to BancFirst's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    4.30 INTELLECTUAL PROPERTY. BancFirst, BancFirst Bank and each BancFirst Subsidiary owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks and software used in its businesses, all of which are set forth in Section 4.30 of the BancFirst Disclosure Schedule, and none of BancFirst, BancFirst Bank or any BancFirst Subsidiary has received any notice of conflict with respect thereto that asserts the right of others.

    4.31 TRANSACTIONS WITH AFFILIATES. All "covered transactions" between BancFirst Bank and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions. All "covered transactions" between the Trust Company and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

    4.32 STATEMENTS. None of the information supplied or to be supplied by BancFirst and BancFirst Bank for inclusion in this Agreement or in any documents filed with any regulatory agency in connection with the transactions contemplated by this Agreement shall, at the respective times such documents are filed, and at the time of the BancFirst shareholders' meeting to consider the Merger, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    4.33 BROKERED DEPOSITS. BancFirst Bank holds no brokered deposits.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF UNB AND UNB BANK

         UNB and the UNB Bank represent and warrant to BancFirst that each of the following statements is true and accurate in all material respects, except as otherwise disclosed in a schedule provided by UNB and the UNB Bank to BancFirst prior to the execution of this Agreement (the "UNB Disclosure Schedule"). The UNB Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered Sections and Subsections contained in this Article V, and the disclosure in any letter paragraph shall qualify only the corresponding Section or Subsection in this Article V.

     5.1 ORGANIZATION AND STANDING.

         (a) UNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. UNB is registered as a bank holding company under the BHCA. UNB has filed an election to become, and presently is, a "financial holding company" under 12 C.F.R. Section 225.82, has not received any notice from the FRB pursuant to 12 C.F.R. Section 225.82(e)(1), continues to satisfy all requirements for financial holding company status under 12 C.F.R. Section 225.81, and is not subject to any limitation under 12 C.F.R. Sections 225.83 or 225.84. UNB is in compliance in all material respects with all applicable local, state or federal laws and regulations.

         (b) UNB Bank is a national banking association duly organized and validly existing under the NBA and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. Except as set forth in Section 5.1(b) of the UNB Disclosure Schedule, the deposit accounts of UNB Bank are insured up to applicable limits by the BIF or the Savings Association Insurance Fund of the FDIC, and UNB Bank has paid all deposit insurance premiums and assessments required by applicable law. UNB Bank is in compliance in all material respects with all applicable local, state or federal laws and regulations, including without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

     5.2 SUBSIDIARIES.

         (a) United Banc Financial Services, Inc. is a corporation duly organized and validly existing under the laws of the State of Ohio ("UNB Financial"). United Financial

Advisors, Inc. is a corporation duly organized and validly existing under the laws of the State of Ohio ("UNB Advisors"). United Portfolio Management Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware ("UNB Management"). UNB Financial, UNB Advisors and UNB Management are collectively referred to hereafter as the "UNB Subsidiaries".

         (b) Each UNB Subsidiary has the full corporate power, right, authority and governmental authorizations to own or lease its properties and assets and to carry on its business as it now is being conducted in all material respects. Each UNB Subsidiary is in compliance in all material respects with all applicable local, state or federal laws and regulations. None of the UNB Subsidiaries holds, directly or indirectly, any legal or beneficial interest in any shares, membership units or other equity interest in any Person.

         (c) The authorized capital of each UNB Subsidiary, the number of shares of each which are issued and outstanding and the legal and beneficial owner of each such share is set forth in Section 5.2 of the UNB Disclosure Schedule. Either UNB or UNB Bank owns, beneficially and of record, all of the outstanding common shares of each UNB Subsidiary. All of the outstanding common shares of each UNB Subsidiary are authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any shareholder thereof. None of the UNB Subsidiaries has any outstanding class of capital stock other than common shares as set forth in Section 5.2(c) of the UNB Disclosure Schedule. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating any UNB Subsidiary, or UNB or UNB Bank, (i) to issue, deliver or sell, cause to be issued, delivered or sold, any share of such UNB Subsidiary, or restricting such UNB Subsidiary from selling any additional shares or (ii) to grant, extend or enter into any such agreement or commitment.

     5.3 QUALIFICATION. UNB, UNB Bank and the UNB Subsidiaries are each duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of UNB, UNB Bank or such UNB Subsidiary. UNB Bank does not maintain any branch, loan production office or trust representative office outside of the State of Ohio.

     5.4 AUTHORITY.

         (a) This Agreement has been:

             (i)   Duly executed and delivered by UNB and UNB Bank; and

             (ii)  Approved by the Boards of Directors of UNB and UNB Bank.

         (b) The Bank Merger Agreement has been:

             (i)   Duly executed and delivered by UNB Bank;

             (ii)  Approved by the Board of Directors of UNB Bank; and

             (iii) Adopted by UNB as the sole shareholder of UNB Bank.

         (c) Subject to the adoption of this Agreement by the UNB shareholders and to the filing of all requisite Regulatory Applications and the receipt of all Requisite Regulatory Approvals:

             (i) UNB Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and, to perform all of its obligations hereunder and thereunder;

             (ii) The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by UNB and UNB Bank; and

             (iii) Subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC, (A) this Agreement is the valid and binding agreement of UNB, enforceable against UNB in accordance with its terms, and (B) this Agreement and the Bank Merger Agreement are the valid and binding agreements of UNB Bank, enforceable against UNB Bank in accordance with their terms.

     5.5 GOVERNING DOCUMENTS. UNB and UNB Bank have delivered to BancFirst true and accurate copies of the Articles of Incorporation and Code of Regulations of UNB and the Articles of Association and Bylaws of UNB Bank and have granted BancFirst access to (a) the Articles of Incorporation and Code of Regulations of each UNB Subsidiary and (b) all records of all meetings and other corporate actions by the shareholders, Boards of Directors and Committees of the Boards of Directors of UNB, UNB Bank, and each UNB Subsidiary, other than records of meetings relating to the consideration of transactions related to this Agreement. The minute books of UNB and UNB Bank contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the UNB and UNB Bank shareholders, Boards of Directors and Committees of the Boards of Directors, other than records of meetings relating to the consideration of transactions related to this Agreement.

     5.6 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger, will not:

         (a) Subject to the approval of this Agreement by the requisite vote of the UNB shareholders, conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Code of Regulations of UNB or the Articles of Association or Bylaws of UNB Bank;

         (b) Conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, Lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which either UNB or UNB Bank is a party or by which UNB, UNB Bank or their property or assets is bound;

         (c) Require the consent of any party to any agreement or commitment to which either UNB or UNB Bank is a party or by which UNB, UNB Bank or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations or financial condition of UNB and UNB Bank, taken as a whole;

         (d) Result in the creation or imposition of any Lien, charge, pledge, security interest or other encumbrance upon any property or assets of either UNB or UNB Bank or give rise to any meritorious cause of action against either UNB or UNB Bank; or,

         (e) Subject to the receipt of all requisite regulatory approvals and the requisite vote of the UNB shareholders, violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FRB or the OCC.

     5.7 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by UNB, UNB Bank or any UNB Subsidiary in connection with the execution and delivery of this Agreement by UNB or UNB Bank or the consummation by UNB or UNB Bank of the transactions contemplated hereby, including the Merger and the Bank Merger, except for filings, authorizations, notices, consents or approvals required by the SEC, the FRB, the OCC, the FDIC, the Ohio Secretary of State and the Ohio Department of Insurance.

     5.8 UNB AND UNB BANK SHARES.

         (a) UNB CAPITAL. The authorized capital of UNB consists of fifty million (50,000,000) common shares, each without par value, 10,476,941 of which are issued and outstanding and 1,254,583 of which are reserved for issuance upon exercise of options granted in accordance with UNB Plan I and UNB Plan II. All of the issued and outstanding common shares of UNB are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws. UNB has no outstanding class of capital stock other than such common shares.

             (i) Except for the options to purchase at the per share prices shown in the UNB Disclosure Schedule an aggregate of 928,624 UNB Shares granted in accordance with the UNB Plan I and the UNB Plan II and except for the option contained in the Option

                   Agreement, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements, plans or commitments of any nature whatsoever (either firm or conditional) obligating UNB (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting UNB from selling any additional UNB common shares; or (ii) to grant, extend or enter into any such agreement, plan or commitment. There are no outstanding stock appreciation, phantom stock or similar rights in respect of UNB Shares.

         (b) UNB BANK CAPITAL. The authorized capital of UNB Bank consists of __________ common shares, each without par value, 269,325 of which are issued and outstanding and held of record by UNB. All of the outstanding common shares of UNB Bank are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any depositor or shareholder of UNB Bank. UNB Bank has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating UNB Bank (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting UNB Bank from selling any additional UNB Bank shares or (ii) to grant, extend or enter into any such agreement or commitment.

     5.9 FINANCIAL STATEMENTS.

         (a) The consolidated statements of financial condition as of December 31, 1999 and 2000, of UNB and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Crowe, Chizek & Company, LLP, certified public accountants, complete copies of which have previously been delivered to BancFirst (hereinafter referred to as the "UNB Audited Financials"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of UNB at such dates and the consolidated results of its operations and cash flows for such periods. The books and records of UNB and UNB Bank have been, and are being, maintained in accordance with generally accepted accounting principles and with any other applicable legal and accounting requirements and reflect only actual transactions.

         (b) The unaudited balance sheet as of June 30, 2001, of UNB and the related unaudited income statement for the six (6) months then ended, complete copies of which have previously been delivered to BancFirst (hereinafter referred to as the "UNB Interim Financials"), fairly present the financial position of UNB at such date and the results of its operations for such period and in all material respects have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements, e.g., without footnotes and certain accruals normally made at year end, and as applied on a consistent basis with the UNB Audited Financials. All adjustments which are necessary for a fair statement of the UNB Interim Financials have been made.

         (c) The Consolidated Statements of Condition and Income of UNB Bank for the three-month periods ended March 31 and June 30, 2001, together with the schedules and supplements attached thereto, each as filed with the OCC and copies of which were previously delivered to BancFirst by UNB (hereinafter referred to as the "UNB Consolidated Statements"), have been prepared in accordance with accounting practices permitted by the OCC applied on a consistent basis and fairly present the financial position of UNB Bank at such dates.

         (d) Except as disclosed in the UNB Interim Financials, the UNB Consolidated Statements and Section 5.9 of the UNB Disclosure Schedule, as of June 30, 2001, UNB had no liabilities or obligations material to the financial condition of UNB, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

    5.10 CONDUCT OF BUSINESSES. Between June 30, 2001, and the date of this Agreement, each of UNB and UNB Bank conducted its businesses only in the ordinary and usual course, there were no material adverse changes in the financial condition, assets, liabilities, obligations, properties or business of UNB or UNB Bank, and, except as set forth in any of the UNB Audited Financials, the UNB Interim Financials, the UNB Consolidated Statements or Section 5.10 of the UNB Disclosure Schedule, neither UNB nor UNB Bank:

         (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

         (b) Except for a per share dividend in the amount of $.125 payable by UNB on September 14, 2001, declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

         (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

         (d) Amended its Articles of Incorporation or Code of Regulations, or, in the case of UNB Bank, its Articles of Association or Bylaws;

         (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

         (f) Mortgaged, pledged or granted or suffered to exist any Lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for i) pledges of assets to the FHLB; ii) ordinary course of business restrictions on public funds on deposit; iii) Liens for taxes not yet due and payable; and iv) such other Liens, encumbrances or charges which do not materially adversely affect its financial position;

         (g) Waived any rights of material value or canceled any material debts or claims;

         (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FRB of Cleveland or the FHLB, or paid any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

         (i) Entered into or amended any employment contract with any of its officers or increased the compensation payable to any officer or director, except compensation increases and employment contract renewals made in the ordinary course;

         (j) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

         (k) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

         (l) Made any (i) material investment (except investments made in the ordinary course of business) or (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

         (m) Agreed, whether in writing or otherwise, to take any action described in this Section 5.10.

    5.11 PROPERTIES.

         (a) A description of all fixed assets which are material to UNB and its subsidiaries considered as a whole owned by each of UNB and UNB Bank (directly or through the UNB Subsidiaries) has been delivered to BancFirst (hereinafter referred to as the "UNB Personal Property"). All UNB Personal Property has been maintained in good working order, ordinary wear and tear excepted. UNB, UNB Bank or a UNB Subsidiary owns and has good title to all of the UNB Personal Property, free and clear of any mortgage, Lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except:

             (i)   As set forth in Section 5.11(a) of the UNB Disclosure
                   Schedule;

             (ii) To the extent stated or reserved against in the UNB Audited Financials or the UNB Interim Financials; and

             (iii) Such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

         (b) A description of each parcel of real property owned by UNB, UNB Bank, or a UNB Subsidiary (other than real property taken by UNB Bank in consideration of debts previously contracted) is set forth in Section 5.11(b) of the UNB Disclosure Schedule (hereinafter referred to individually as a "UNB Parcel" and collectively as the "UNB Real Properties"). Either UNB, UNB Bank or a UNB Subsidiary is the owner of each UNB Parcel in fee simple and has good and marketable title to each such UNB Parcel, free of any Liens, claims, charges, encumbrances or security interests of any kind, except:

             (i)   As set forth in Section 5.11(b) of the UNB Disclosure
                   Schedule;

             (ii) Liens for real estate taxes and assessments not yet delinquent; and

             (iii) Utility, access and other easements, rights of way,
                   restrictions and exceptions, none of which impair the UNB Real Properties for the use and business being conducted thereon.

         (c) A description of all real property leased by UNB, UNB Bank or any UNB Subsidiary is set forth in Section 5.11(c) of the UNB Disclosure Schedule (hereinafter referred to as the "UNB Leased Real Property"). Except as set forth in Section 5.11(c) of the UNB Disclosure Schedule, the Real Property Leases create, in accordance with their terms, valid, binding and assignable leasehold interests of either UNB or UNB Bank, or a UNB Subsidiary, in all of the UNB Leased Real Property, free and clear of all Liens, claims, charges, encumbrances or security interests of any kind.

         (d) A description of all personal property leased by UNB, UNB Bank or a UNB Subsidiary which requires payment of rentals in excess of $50,000 per annum is set forth in Section 5.11(d) of the UNB Disclosure Schedule.

         (e) The documentation (hereinafter referred to as "UNB Loan Documentation") governing or relating to the loan and credit-related assets (hereinafter referred to as the "UNB Loan Assets") included within the loan portfolio of UNB Bank is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of UNB Bank in accordance with the terms of such UNB Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Each loan included in the UNB Loan Assets has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business.

    5.12 ALLOWANCE FOR LOAN LOSSES. Except as set forth in a schedule dated June 30, 2001, as previously delivered to BancFirst by UNB, there was no loan which was made by UNB, UNB Bank or UNB Financial and which is reflected as an asset of UNB, UNB Bank or UNB Financial on the UNB Audited Financials or the UNB Interim Financials that (i) was ninety (90) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful", "Loss" or "Special Mention" (or words of similar import). The allowance for loan losses as reflected on the UNB Audited Financials and the UNB Interim Financials is, in the opinion of UNB's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

    5.13 INVESTMENTS.

         (a) Section 5.13(a) of the UNB Disclosure Schedule contains a true, accurate and complete list of all investments, other than investments in the UNB Loan Assets and the UNB Real Properties, and other than securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, owned by UNB, UNB Bank, or a UNB Subsidiary (hereinafter referred to as the "UNB Investments") as of July 31, 2001. Except as set forth in Section 5.13(a) of the UNB Disclosure Schedule, the UNB Investments, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by UNB, UNB Bank, or a UNB Subsidiary free and clear of all Liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind (other than such as arise in the ordinary course of business from FHLB borrowings or acceptance of public funds) and may be freely disposed of by UNB, UNB Bank or such UNB Subsidiary at any time. Except as set forth in Section 5.13(a) of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary, is a party to, nor has any interest in:

             (i) Any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security; or

            (ii) Any interest rate swaps, caps, floors, option agreements or any other interest rate risk management agreements.

         (b) Except as set forth in Section 5.13(a) of the UNB Disclosure Schedule, and other than the UNB Subsidiaries, neither UNB nor UNB Bank owns of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity, other than securities and other interests taken in consideration of debts previously contracted.

    5.14 REPORTS AND RECORDS.

         (a) Each of UNB and UNB Bank, and each UNB Subsidiary, has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the SEC, the FRB, the OCC, the FDIC, the Ohio Department of Insurance, the Ohio Division of Commerce and other regulatory agencies with jurisdiction over UNB, UNB Bank or any UNB Subsidiary. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein.

         (b) UNB has delivered to BancFirst copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "UNB SEC Filings"):

             (i) The UNB Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 1999;

             (ii) The UNB Annual Reports to Shareholders for the fiscal years ended December 31, 2000 and 1999;

             (iii) The UNB Proxy Statements for use in connection with the 2000 and 1999 Annual Meetings of Shareholders;

             (iv) The UNB Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

             (v)   All Form 8-K's filed in 2001.

The UNB SEC Filings did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


    5.15 TAXES.

         (a) Except as set forth in Section 5.15(a) of the UNB Disclosure Schedule, each of UNB and UNB Bank, and each UNB Subsidiary, has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by each through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. Neither UNB nor UNB Bank, nor any UNB Subsidiary, has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the UNB Interim Financials or which may have accrued since June 30, 2001, in the ordinary course of business.

         (b) No deficiencies for any taxes, assessments or governmental charges have been proposed, asserted or assessed in writing by any governmental or taxing authority against UNB or UNB Bank, or against any UNB Subsidiary, that have not been settled or would not be covered by existing reserves. Except as set forth in Section 5.15(b) of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary:

             (i) Is a party to any agreement providing for the allocation or sharing of taxes; or

             (ii)  Is required to include in income any adjustment pursuant to
                   Section 481(a) of the Code by reason of the voluntary change in accounting method, nor has any taxing authority proposed in writing any such adjustment or change of accounting method.

         (c) Any amount that will become receivable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of UNB or UNB Bank, or of any UNB Subsidiary, who is a Disqualified Individual under any employment, severance or termination agreement, other compensation arrangements or UNB Benefit Plan currently in effect will not be characterized as an "excess parachute payment," as such term is defined in Section 1.280G-1 of the Code.

    5.16 MATERIAL CONTRACTS.

         (a) Except as set forth in Section 5.16(a) of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary, as of the date hereof is a party to or bound by any written or oral:

               (i) Contract or commitment for capital expenditures in excess of two hundred thousand dollars ($200,000) for any one project or five hundred thousand dollars ($500,000) in the aggregate;

              (ii) Contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by either UNB or UNB Bank, or any UNB Subsidiary, of an amount exceeding two hundred thousand dollars ($200,000) in the aggregate or extending for more than six (6) months from the date hereof;

             (iii) Contract or option for the purchase of any real property;

              (iv) Letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than three hundred thousand dollars ($300,000);

               (v) guarantee agreement;

              (vi) Instrument granting any person ( other than employees acting in the ordinary course of business) authority to transact business on behalf of either UNB or UNB Bank, or on behalf of a UNB Subsidiary;

             (vii) Contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of one million dollars ($1,000,000);

            (viii) Employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of either UNB or UNB Bank, or of a UNB Subsidiary;

              (ix) Note, debenture or loan agreement pursuant to which either
                   UNB or UNB Bank, or a UNB Subsidiary, has incurred indebtedness, other than deposit liabilities and advances from the FRB of Cleveland and the FHLB;

               (x) Loan agreement with any director, executive officer or ten percent (10%) or greater shareholder of UNB, UNB Bank, or any UNB Subsidiary, or to the knowledge of UNB and UNB Bank, any

                   Person controlling, controlled by or under common control with, or a member of the immediate family of, any of the foregoing;

             (xi) Any contract which would constitute or involves a "covered transaction" with an "affiliate" under Sections 23A or 23B of the Federal Reserve Act; or

             (xii) Commitment or agreement to do any of the foregoing. Contracts set forth in Section 5.16 of the UNB Disclosure Schedule are hereinafter collectively referred to as the "UNB Contracts."

         (b) None of UNB, UNB Bank, or any UNB Subsidiary is in material default under any of the UNB Contracts, nor has there occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    5.17 INSURANCE. All material properties and operations of each of UNB and UNB Bank are adequately insured for its benefit. The performance by the officers and employees of each of UNB and UNB Bank of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

    5.18 ACTIONS AND SUITS. Except as set forth in Section 5.18 of the UNB Disclosure Schedule, and except for routine claims and foreclosure litigation arising in the ordinary course of business, there are no actions, suits or proceedings or investigations pending or, to the knowledge of UNB, threatened against or affecting the business, operations or financial condition of either UNB or UNB Bank, or of any UNB Subsidiary, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and neither UNB or UNB Bank has any knowledge of any basis for any such action, suit, proceeding or investigation.

    5.19 PERMITS AND LICENSES. Each of UNB and UNB Bank, and each UNB Subsidiary, has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for UNB, UNB Bank and each UNB Subsidiary to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

    5.20 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 5.20 of the UNB Disclosure Schedule contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of ERISA, which covers any employee or former employee of UNB or UNB Bank, or of any UNB Subsidiary or any affiliate or under which UNB or UNB Bank, or of any UNB

Subsidiary or any affiliate has any liability (hereinafter collectively referred to as the "UNB Benefit Plans"). For purposes of this Section 5.20, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in
Section 407(d)(7) of ERISA, of such person or entity. With respect to such UNB Benefit Plans, UNB has made available true and complete copies of all:

             (i)   UNB Benefit Plan documents and amendments thereto;

             (ii)  Trust agreements and amendments thereto;

             (iii) all written interpretations and summaries;

             (iv)  The three most recent annual reports on IRS Form 5500;

             (v) The most recent IRS determination letters (and any pending request for such) for each UNB Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been delivered to BancFirst;

             (vi) A copy of the most recent summary plan description required under ERISA with respect thereto, and all supplements or modifications thereto; and

             (vii) A copy of the three most recent annual reports prepared by an accountant, actuary or other similar expert with respect to any disclosure regarding (i) pensions in accordance with Statement of Financial Accounting Standards No. 87, (ii) other post-retirement benefits in accordance with Statement of Financial Accounting Standards No. 106, and (iii) stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123.

         (b) None of the reports or other materials delivered pursuant to Sections 5.20(a)(iv) and 5.20(a)(vii) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (c) Each UNB Benefit Plan which constitutes an "employee pension plan," as defined in Section 3(2) of ERISA, is and has been administered in material compliance with its Governing Documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Code, is and has been administered in material compliance with the applicable provisions of the Code.

         (d) Each UNB Benefit Plan which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its Governing Documents and the applicable provisions of ERISA and each UNB Benefit Plan which constitutes a "group health plan," as defined in Section 5000(b)(1) of the Code, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the Code.

         (e) Each UNB Benefit Plan which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its Governing Documents and with any and all state or federal laws applicable to such UNB Benefit Plan. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any UNB Benefit Plan has or will make UNB, UNB Bank, a UNB Subsidiary or any affiliate liable for any tax pursuant to Sections 4971-4980E of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any UNB Benefit Plan or any fiduciary or administrator thereof in their capacities as such (other than the submission of participant claims for benefits in the ordinary course of operation of such UNB Benefit Plans).

         (f) The market value of assets under each "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA, equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an employee pension plan terminating on the date for determination. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any UNB Benefit Plan, whether or not waived. Full payment has been made of all amounts which UNB or UNB Bank or any affiliate is required to have paid as contributions to or benefits under any UNB Benefit Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any UNB Benefit Plan. No condition exists and no event has occurred that could constitute grounds for termination of any UNB Benefit Plan, and neither UNB, UNB Bank, a UNB Subsidiary nor any affiliate has incurred any material liability under Title IV of ERISA arising in connection with the termination of any UNB Benefit Plan covered or previously covered by Title IV of ERISA.

         (g) UNB does not maintain any UNB Benefit Plan which provides post-retirement medical, dental or life insurance benefits to any former employee of either UNB, UNB Bank or any UNB Subsidiary nor is UNB obligated to provide any such benefit to any current employee upon his or her retirement, except for the continuation coverage required under Section 4980B of the Code.

         (h) Neither UNB nor UNB Bank, nor any UNB Subsidiary participates in, or has ever been obligated to contribute to, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

         (i) None of UNB, UNB Bank, a UNB Subsidiary nor any UNB Benefit Plan maintained by any of UNB, UNB Bank, or a UNB Subsidiary, nor any fiduciary of any such UNB Benefit Plan, has incurred any material liability to the PBGC, the United States Department of Labor or to the IRS with respect to a UNB Benefit Plan.

         (j) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by either UNB, UNB Bank or any UNB Subsidiary;

             (i) Which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code; or

             (ii) The correction of which would have a material adverse effect on the financial condition, results of operations or business of UNB. No "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any UNB Benefit Plan.

         (k) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the Code and the regulations promulgated by the Internal Revenue Service (hereinafter referred to as the "IRS") thereunder and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         (l) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any UNB Benefit Plan, which would increase the expense of maintaining such UNB Benefit Plan above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the date hereof.

         (m) Except as set forth in the UNB Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or officer of UNB or any affiliate to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

         (n) With respect to each UNB Benefit Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred.

         (o) No amounts payable under the UNB Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

    5.21 ENVIRONMENTAL PROTECTION.

         (a) Except as set forth in Section 5.21 of the UNB Disclosure Schedule:

             (i) To the knowledge of UNB, each of UNB, UNB Bank, and the UNB Property is, and has been at all times, in material compliance with all applicable Environmental Laws;

             (ii) No investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of UNB or UNB Bank, threatened against either UNB or UNB Bank, or in connection with the UNB Property;

             (iii) No claims have been made or, to the knowledge of UNB or UNB
                   Bank, threatened at any time against either UNB or UNB Bank, with respect to the UNB Property, relating to actual or alleged violation of any Environmental Law with respect to the UNB Property or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance with respect to the UNB Property;

             (iv) To the knowledge of UNB, no Hazardous Substances have been integrated into any UNB Property or any component thereof in violation of Environmental Laws;

             (v)   [INTENTIONALLY LEFT BLANK];

             (vi) The UNB Property has not been used by UNB or UNB Bank for the storage, disposal or treatment of Hazardous Substances, except as allowed by applicable law, has not been contaminated by Hazardous Substances, in material violation of any applicable Environmental Laws, nor has been used for the storage or use of any underground or aboveground storage tanks in material violation of any applicable Environmental Laws; and

             (vii) Material permits, registrations and other authorizations necessary for either UNB or UNB Bank, or the UNB Property to operate in material compliance with all Environmental Laws are currently in force and are identified in Section 5.21 of the UNB Disclosure Schedule.

         (b) As used in this Agreement, "UNB Property" means all real and personal property now or previously owned, leased, occupied or managed by either UNB or UNB Bank or any Subsidiary of either or any person or entity whose liability for any matter has or may have been related or assumed by UNB either contractually or are by operation of law.

    5.22 EMPLOYMENT MATTERS. Each of UNB and UNB Bank is in material compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. No unfair labor practice complaint against either UNB or UNB Bank is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of either UNB or UNB Bank, threatened against or involving either UNB or UNB Bank. No representation question exists in respect of the employees of either UNB or UNB Bank and no labor grievance which might have a material adverse effect upon either UNB or UNB Bank, or the conduct of its businesses is pending or, to the knowledge of UNB, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against either UNB or UNB Bank. No collective bargaining agreement is currently in effect or is currently being negotiated by either UNB or UNB Bank.

    5.23 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person, other than Stifel Nicolaus, acting solely on behalf of UNB and UNB Bank pursuant to an agreement disclosed in the UNB Disclosure Schedule, or in such manner as to give rise to any valid claim against BancFirst or BancFirst Bank for any broker's or finder's fee or similar compensation. 5.24 STOCK OWNERSHIP. Except as set forth in Section 5.24 of the UNB Disclosure Schedule, neither UNB nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the BancFirst Shares.

    5.25 REGULATORY MATTERS. Except as set forth in Section 5.25 of the UNB Disclosure Schedule, neither UNB nor UNB Bank, nor any UNB Subsidiary, is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any Regulatory Agreement, or is a party to, or is subject to, or has been a recipient of, or has adopted any board resolutions at the request of, any Regulatory Agreement, nor has UNB, UNB Bank, or any UNB Subsidiary been advised by any regulatory agency that it is considering issuing or requesting any such Regulatory Agreement. Except as set forth in Section 5.25 of the UNB Disclosure Schedule, there is no unresolved violation, with respect to any report or statement relating to any examinations of UNB, UNB Bank, or any UNB Subsidiary. UNB, UNB Bank and each UNB Subsidiary has paid all assessments made or imposed by any Governmental Entity.

    5.26 NON-BANKING ACTIVITIES. UNB is not engaged in any activity, either directly or indirectly through one or more of the UNB Subsidiaries or other equity investments, which is not permitted to be engaged in by a financial holding company or by a subsidiary or other enterprise through which such activity is conducted. UNB Bank is not engaged in any activity, either directly or indirectly through one or more of the UNB Subsidiaries or other equity investments, which is not permitted to be engaged in by a national banking association or by a subsidiary or other enterprise through which such activity is conducted.

    5.27 FIDUCIARY RESPONSIBILITY. During the applicable statute of limitations period:

         (a) UNB Bank has properly administered all accounts for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the Governing Documents and applicable state and federal law and regulations and common law; and

         (b) Neither UNB Bank, nor any director, officer or employee of UNB Bank acting on behalf of UNB Bank, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account.

         (c) To the knowledge of UNB or UNB Bank, there is no investigation or inquiry by any regulatory agency pending or threatened against or affecting UNB Bank relating to the compliance by UNB Bank with sound fiduciary principles and applicable regulations.

    5.28 EMPLOYMENT AGREEMENTS. Section 5.16 of the UNB Disclosure Schedule lists each agreement, arrangement, commitment or contract (whether written or oral) for the employment, retention or engagement, or with respect to the severance, of any present or former officer, director, employee, agent, consultant or other person or entity to which UNB or UNB Bank, or any UNB Subsidiary, is a party to or bound by and which, by its terms, is not terminable by UNB or UNB Bank, or a UNB Subsidiary, on thirty (30) days written notice or less without the payment of any amount by reason of such termination. Copies of each written agreement, arrangement, commitment or contract listed in Section
5.16 of the UNB Disclosure Schedule have been previously made available to BancFirst.

    5.29 CERTAIN OPERATIONAL MATTERS.

         (a) Neither UNB nor UNB Bank is a party to any agreement or subject to any arrangement which would prevent, limit or restrict it from the sale, lease or other disposition of its main offices or any branch office.

         (b) Except as set forth in Section 5.29 of the UNB Disclosure Schedule, the consummation of the Merger or the Bank Merger shall not result in the termination or cancellation before its stated expiration of any contract to which UNB or UNB Bank is a party or cause them to incur any financial penalty, liquidated damages, assessment or other costs solely by reason of such mergers.

         (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of UNB or for the account of a customer of UNB or one of its Subsidiaries, were entered into in the ordinary course of business and, to UNB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority having jurisdiction over the same and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of UNB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. UNB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to UNB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    5.30 INTELLECTUAL PROPERTY. UNB, UNB Bank and each UNB Subsidiary owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks and software used in its businesses, all of which are set forth in Section 5.30 of the UNB

Disclosure Schedule, and none of UNB, UNB Bank or any UNB Subsidiary has received any notice of conflict with respect thereto that asserts the right of others.

    5.31 TRANSACTIONS WITH AFFILIATES. All "covered transactions" between
UNB Bank and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions. All "covered transactions" between the Trust Company and an "affiliate" thereof within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

    5.32 STATEMENTS. None of the information supplied or to be supplied by UNB and UNB Bank for inclusion in this Agreement or in any documents filed with any regulatory agency in connection with the transactions contemplated by this Agreement shall, at the respective times such documents are filed, and at the time of the UNB shareholders' meeting to consider the Merger, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    5.33 BROKERED DEPOSITS. UNB Bank holds no brokered deposits.

                             ARTICLE VI. COVENANTS

    6.1 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. Each of BancFirst, BancFirst Bank, UNB, and UNB Bank agrees as to itself and the BancFirst Subsidiaries and the UNB Subsidiaries, as applicable, that, from and after the date hereof until the Effective Time, except insofar as the other party shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) or except as otherwise expressly contemplated by this Agreement, the Bank Merger Agreement or the Option Agreements:

         (a) The business of it and the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will use all reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would:

             (i) Adversely affect the ability of any of them to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby;

             (ii) Adversely affect its ability to perform its obligations under this Agreement, the Bank Merger Agreement or the Option Agreements; or

             (iii) Be reasonably likely to result in a Material Adverse Effect.

         (b) It will not:

             (i) Sell or pledge or agree to sell or pledge or permit any Lien to exist on any stock owned by it of any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable;

             (ii) Amend its Articles of Incorporation or Code of Regulations or By-laws;

             (iii) Split, combine or reclassify any outstanding capital stock;

             (iv) Other than as permitted by Section 6.2, declare, set aside or pay any dividend payable in cash, stock or other property with respect to any of its capital stock; or

             (v) Repurchase, redeem or otherwise acquire, or permit any BancFirst Subsidiary or UNB Subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will:


             (i) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class, with the exception of BancFirst Shares or UNB Shares issuable as of the date hereof pursuant to the BancFirst Option Plan or UNB Plan I and UNB Plan II, respectively, consistent with past practice, and the Option Agreements;

             (ii) Transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other material property or assets or encumber any property or assets other than to a direct or indirect wholly owned Subsidiary of it;

             (iii) Cancel, release, assign or modify any material amount of indebtedness of any other individual, corporation or other entity (collectively, a "Person") other than in the ordinary and usual course of business; or

             (iv) Authorize capital expenditures other than in the ordinary and usual course of business.

         (d) Except as expressly contemplated in this Agreement and except for internal reorganizations involving existing Subsidiaries, as applicable, neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will make any material acquisition of, or investment in, assets or stock of any other Person not in the ordinary and usual course of business.

         (e) Other than in the ordinary course of business consistent with past practice, it will not incur or permit any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or make any loan or advance.

         (f) Except as required by agreements or arrangements Previously Disclosed or as provided in Section 6.1(k) or as contemplated by Article II and
Section 7.7, neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will:

             (i) Grant any increase in compensation or benefits to its Employees or to its officers, except for normal increases consistent with past practice or as required by law;

             (ii)  Pay any bonus except as consistent with past practice;

             (iii) Grant any severance or termination pay to any director, officer or other of its Employees except as consistent with past practice;

             (iv) Enter into or amend any employment or severance agreement with any director, officer or other of its Employees (provided that this clause 6.1(f)(iv) shall not prohibit either party from approving a renewal or other extension of an existing employment or severance agreement in accordance with its terms and in the ordinary course of business);

             (v) Grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors; or

             (vi) Effect any change in retirement benefits for any class of its Employees or officers (unless such change is required by applicable law or, in the written opinion of counsel, is necessary or advisable to maintain the tax qualification of any plan under which the retirement benefits are provided).

         (g) Except as provided in Section 6.1(k) and as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable law, neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will establish, adopt, enter into or make any new, or amend any existing, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees.

         (h) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

         (i) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, shall make any tax election, other than in the ordinary course of business.

         (j) Neither it nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, will authorize or enter into an agreement to take any of the actions referred to in paragraphs 6.1(a) through 6.1(i) above.

         (k) Notwithstanding the provisions of Sections 6.1(f) and 6.1(g) herein, each party hereto shall be permitted to take, or authorize or agree to take, any of the actions contemplated in such Sections without the consent of the other party, if such action:

             (i) Is reasonably necessary to qualify for, or preserve, an exemption of certain transactions from the operation of
                   Section 16(b) of the Exchange Act in accordance with the provisions of SEC Rule 16b-3, as amended, or

             (ii)  Is Previously Disclosed.

    6.2 DIVIDENDS. After the date of this Agreement, each of BancFirst and UNB shall coordinate with the other the declaration of any dividends in respect of BancFirst Shares and UNB Shares and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BancFirst Shares or UNB Shares shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BancFirst Shares and/or UNB Shares and any Surviving Corporation Shares any such holder receives in exchange therefor in the Merger.

    Unless BancFirst and UNB otherwise agree in writing, neither BancFirst nor UNB will declare or pay any dividend or distribution on shares of their capital stock, whether payable in cash, stock or other property, other than:

         (a) Dividends from Subsidiaries to BancFirst or UNB or to another Subsidiary of BancFirst or UNB consistent with past practice; or (b) Regular quarterly dividends or distributions, provided that:

             (i) Such dividends or distributions, and their corresponding record dates and payment dates, are coordinated between the parties and are in the ordinary course consistent with past practice; and

             (ii) Such dividends or distributions are not in amounts exceeding $.145 per quarter in the case of UNB and $.125 per quarter in the case of BancFirst, subject to and consistent with each party's normal practice for scheduled increases in the rate of dividends paid on its common stock.

         6.3 ACQUISITION PROPOSALS; NO SOLICITATION.

             (a) Each of BancFirst and UNB ("Such Company") will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding Such Company provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreement or otherwise.

             (b) Such Company agrees that during the term of this Agreement it will not, and will use its reasonable best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents and representatives do not, directly or indirectly:

                  (i) Initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Competing Transaction;

                  (ii) Enter into any agreement with respect to any Competing Transaction; or

                  (iii) In the event of an unsolicited written Competing
                        Transaction for Such Company, engage in negotiations or discussions with, or provide any information or data (except for information which has been previously publicly disseminated by Such Company) to, any Person relating to any Competing Transaction; provided, however, that if at any time prior to the approval of the Merger by the shareholders of Such Company, the Board of Directors of Such Company determines in good faith, after consultation with its outside counsel (who may be its regularly engaged outside counsel) and its financial advisors that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Such Company's shareholders under the OGCL, Such Company may, in response to a Superior Proposal and pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the Confidentiality Agreement, furnish information to and negotiate or otherwise engage in discussions with any third party who delivers a written proposal for a superior proposal which was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement.

             (c) In the event that prior to the approval of the Merger by the Shareholders of Such Company:

                  (i) The Board of Directors of Such Company receives a Superior Proposal that was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement (except as otherwise permitted pursuant to the proviso contained in the first sentence of Section 6.3(a)); and

                  (ii) The Board of Directors of Such Company (subject to this and the following sentences) determines in the exercise of its fiduciary obligations under the OGCL in good faith, after consultation with its outside counsel (who may be its regularly engaged outside counsel) and its financial advisors, to withdraw, modify or change, in a manner adverse to the other of Such Companies not receiving such proposal (the "Other Company"), the recommendation of the Board of Directors of Such Company of this Agreement or recommend a Superior Proposal to the shareholders of Such Company, then the Board of Directors of Such Company may provide such information or access or engage in such discussions or negotiations with respect to a Competing Transaction; provided, however, that the foregoing shall in no way limit or otherwise affect the Other Company's right to terminate this Agreement pursuant to Section 9.1(f) at such time as the requirements of such subsection have been met. Any such withdrawal, modification or change in the recommendation of the Board of Directors of Such Company of this Agreement shall not change the approval of the Board of Directors of Such Company for purposes of causing any Anti-Takeover Statute or other state law to be inapplicable to the Merger.

                  (iii) From and after the execution of this Agreement, Such
                        Company will notify the Other Company if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with Such Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents or representatives, in each case in connection with any Competing Transaction indicating, in connection with such notice the name of the Person initiating such Competing Transaction and the terms and conditions of any proposals or offers. In addition, Such Company shall notify the Other Company in writing, if the Board of Directors of Such Company shall make any determination as to a Competing Transaction as contemplated by the provision to the first sentence of Section 6.3(a).

             (d) As used in this Agreement, "Competing Transaction" means any proposal for a merger, consolidation or other business combination involving either BancFirst or UNB, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, either BancFirst or UNB, any proposal or offer with respect to any recapitalization or restructuring with respect to either BancFirst or UNB or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to either BancFirst or UNB, other than pursuant to the Merger. As used in this Agreement, "Superior

Proposal" means a Competing Transaction regarding which the Board of Directors of Such Company determines in good faith after consultation with its outside counsel (who may be its regularly engaged outside counsel) and its financial advisors that:

                  (i) Is necessary for the Board of Directors of Such Company to consider in order to act in a manner consistent with its fiduciary duties to Such Company's shareholders under the OGCL;

                  (ii) Is more favorable to the shareholders of Such Company than the Merger; and

                  (iii) It is reasonable to expect a transaction pursuant to such proposal could be consummated.

             (e) Nothing contained in this Section 6.3. shall prohibit any Such Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

                       ARTICLE VII ADDITIONAL AGREEMENTS

         7.1 REGULATORY MATTERS.

             (a) BancFirst and UNB shall promptly prepare and file with the SEC the Joint Proxy Statement and UNB shall promptly prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. BancFirst and UNB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BancFirst and UNB shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. UNB shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and BancFirst shall furnish all information concerning BancFirst and the holders of BancFirst Shares as may be reasonably requested in connection with any such action.

             (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. BancFirst and UNB shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BancFirst or UNB, as the case may be, and BancFirst Bank, UNB Bank or any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement; and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

             (c) BancFirst and UNB shall, upon request, furnish each other with all information concerning themselves, BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of BancFirst, UNB, BancFirst Bank, UNB Bank or any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

             (d) BancFirst and UNB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

         7.2 ACCESS TO INFORMATION.

             (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of BancFirst and UNB, for the purposes of verifying the representations and warranties of the other and preparing for the Merger, the Bank Merger and the other matters contemplated by this Agreement, shall, and shall cause each of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records; and during such period each of BancFirst and UNB shall, and shall cause BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to, make available to the other party:

                  (i) A copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which BancFirst, BancFirst Bank, UNB or UNB Bank, as the case may be, is not permitted to disclose under applicable law); and

                  (ii) All other information concerning its business, properties and personnel as such party may reasonably request.

             (b) Neither BancFirst, UNB, BancFirst Bank, UNB Bank, nor any of the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BancFirst's or UNB's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

             (c) Each of BancFirst and UNB shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 7.2(a) in confidence the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 27, 2001, between BancFirst and UNB (the "Confidentiality Agreement").

             (d) No investigation by either BancFirst or UNB or their respective representatives shall affect the representations and warranties of the other set forth herein.

         7.3 SHAREHOLDERS' APPROVALS. Each of BancFirst and UNB shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite shareholder approvals required in connection with this Agreement and the Merger; and each shall use its best efforts to cause such meetings to occur on the same date. The Board of Directors of each of BancFirst and UNB shall recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby.

         7.4 LEGAL CONDITIONS TO MERGER. Each of BancFirst and UNB shall, and shall cause BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, to, use its best efforts:

             (a) To take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement; and

             (b) To obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by UNB or BancFirst or any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, in connection with the Merger or the Bank Merger and the other transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreements.

         7.5 [INTENTIONALLY LEFT BLANK].

         7.6 NASDAQ QUOTATION. UNB shall cause the Surviving Corporation Shares issued in the Merger to be authorized for quotation on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

         7.7 EMPLOYMENT AND COMPENSATION PROVISIONS. Following the Closing Date, the Board of Directors of the Surviving Corporation shall use its best efforts to resolve any material differences in terms and conditions of employment and compensation, including but not limited to benefits, if any, payable because of the occurrence of a Change of Control, taking into account that the Merger is to be a merger-of-equals transaction that treats each party's directors and executive officers who are similarly situated on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and does not discriminate in favor of or against directors and executives solely because they are directors or executives of one party and not the other. This shall be accomplished as soon as reasonably practicable without impairing vested rights or causing the Surviving Corporation to implement short-term arrangements which are inconsistent with orderly development of a policy consistent with this
Section 7.7.

         7.8 EMPLOYEE BENEFIT PLANS; CERTAIN INSURANCE.

             (a) From and after the Effective Time, unless otherwise mutually determined, the UNB Benefit Plans and BancFirst Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of UNB or BancFirst (or BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, UNB and BancFirst shall cooperate in reviewing, evaluating and analyzing the BancFirst Benefit Plans and UNB Benefit Plans with a view toward developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger. It is the intention of UNB and BancFirst to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things:

                  (i) Treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities; and

                  (ii) Do not discriminate between employees of the Surviving Corporation who were covered by UNB Benefit Plans, on the one hand, and those covered by BancFirst Benefit Plans, on the other, at the Effective Time.

             (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the BancFirst Benefit Plans or the UNB Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the BancFirst Disclosure Schedule and the UNB Disclosure Schedule.

             (c) Nothing in this Section 7.8 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any BancFirst Benefit Plans, UNB Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.


             (d) From and after the Effective Time, the Surviving Corporation shall purchase an extended reporting period endorsement ("Reporting Tail Coverage") under

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

BancFirst's and BancFirst Bank's existing directors' and officers' liability insurance coverage for all persons who served as directors and officers of BancFirst or BancFirst Bank or any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, prior to the Effective Time in a form acceptable to BancFirst (which acceptance shall not be unreasonably withheld) which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by BancFirst and BancFirst Bank.

             (e) Certain additional agreements of BancFirst and UNB with respect to compensation and benefits matters are set forth on Schedule 7.8(e) hereto.

         7.9 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

             (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of BancFirst, UNB, any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, including any entity specified in the BancFirst Disclosure Schedule or the UNB Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

                  (i) The fact that he is or was a director, officer or employee of BancFirst, UNB, any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, or any entity specified in the BancFirst Disclosure Schedule or the UNB Disclosure Schedule or any of their respective predecessors; or

                  (ii) This Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby,

whether in any case asserted or arising before or after the Effective Time, and the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

             (b) It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time); and the Surviving Corporation, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof; provided, however, that by virtue of the obligations herein set forth, the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that, if the Surviving Corporation fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties,

                  (i) The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties;

                  (ii) The Surviving Corporation shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with the Surviving Corporation, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, the Surviving Corporation shall be obligated to pay for such separate counsel;

                  (iii) The Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and

                  (iv) The Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation under this Section 7.9 except to the extent such failure to notify materially prejudices the Surviving Corporation. The Surviving Corporation's obligations under this Section 7.9 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

             (c) BancFirst (and the Surviving Corporation, from and after the Effective Time) shall use its best efforts to cause the individuals serving as officers and directors of BancFirst, BancFirst Bank, the BancFirst Subsidiaries or any entity specified in the BancFirst

Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by BancFirst (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Surviving Corporation be required to expend more than three hundred percent (300%) of the current amount expended by BancFirst (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 7.9(b), the Surviving Corporation shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

             (d) In the event the Surviving Corporation or any of its successors or assigns:

                  (i) Consolidates with or merges into any other person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger; or

                  (ii) Transfers or conveys all or substantially all of its properties and assets to any Person,

then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this section.

             (e) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.10 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, the Bank Merger or any other merger between a Subsidiary of UNB, on the one hand, and a Subsidiary of BancFirst on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Surviving Corporation.

         7.11 ADVICE OF CHANGES. BancFirst and UNB shall each promptly advise the other party of any change or event:

             (a) Having a Material Adverse Effect on it; or

             (b) Which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

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

                     ARTICLE VIII CONDITIONS PRECEDENT

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

             (a) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of UNB Shares and BancFirst Shares entitled to vote thereon.

             (b) NASDAQ QUOTATION. The Surviving Corporation's Shares which shall be issued to the shareholders of BancFirst upon consummation of the Merger shall have been authorized for quotation on NASDAQ as contemplated by Section 7.6, subject to official notice of issuance.

             (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

             (d) FORM S-4 REGISTRATION STATEMENT. The Form S-4 Registration Statement for filing with the SEC under the Securities Act shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

             (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger or the Bank Merger.

             (f) FEDERAL TAX OPINION. UNB shall have received an opinion of Black, McCuskey, Souers & Arbaugh, in form and substance reasonably satisfactory to UNB and BancFirst shall have received an opinion of Bricker & Eckler LLP in form and substance reasonably satisfactory to BancFirst, in each case and dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

                  (i)   The Merger will constitute a reorganization under
                        Section 368(a) of the Code; BancFirst and UNB will each be a party to the reorganization in respect of the Merger;

                  (ii) No gain or loss will be recognized by BancFirst or UNB as a result of the Merger; and

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

                  (iii) No gain or loss will be recognized by shareholders of
                        BancFirst who receive solely UNB Shares for their BancFirst Shares pursuant to the Merger.

In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of BancFirst, UNB and others.

         8.2 CONDITIONS TO OBLIGATIONS OF BANCFIRST. The obligations of BancFirst to effect the Merger are also subject to the satisfaction or waiver by BancFirst, at or prior to the Effective Time, of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of UNB and UNB Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on UNB. BancFirst shall have received a certificate signed on behalf of UNB by the Chief Executive Officer and the Chief Financial Officer of UNB to the foregoing effect.

             (b) PERFORMANCE OF OBLIGATIONS OF UNB. UNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancFirst shall have received a certificate signed on behalf of UNB by the Chief Executive Officer and the Chief Financial Officer of UNB to such effect.

         8.3 CONDITIONS TO OBLIGATIONS OF UNB. The obligation of UNB to effect the Merger is also subject to the satisfaction or waiver by UNB at or prior to the Effective Time of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BancFirst and BancFirst Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on BancFirst. UNB shall have received a certificate signed on behalf of BancFirst by the Chief Executive Officer and the Chief Financial Officer of BancFirst to the foregoing effect.

             (b) PERFORMANCE OF OBLIGATIONS OF BANCFIRST. BancFirst shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and UNB shall have received a certificate signed on behalf of

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


BancFirst by the Chief Executive Officer and the Chief Financial Officer of BancFirst to such effect.

                      ARTICLE IX TERMINATION AND AMENDMENT

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of BancFirst or UNB:

             (a) By mutual consent of BancFirst and UNB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

             (b) By either the Board of Directors of BancFirst or the Board of Directors of UNB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger or any Governmental Entity of competent jurisdiction shall have issued an order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

             (c) By either the Board of Directors of BancFirst or the Board of Directors of UNB if the Merger shall not have been consummated on or before September 30, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

             (d) By either the Board of Directors of BancFirst or the Board of Directors of UNB (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of UNB, in the case of a termination by BancFirst or, on the part of BancFirst, in the case of a termination by UNB, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within forty-five (45) days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date; or

             (e) By either BancFirst or UNB if any approval of the shareholders of BancFirst or UNB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof.

             (f) By either BancFirst or UNB if the Other Company makes the determination described in Section 6.3(c)(ii).

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either BancFirst or UNB as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of BancFirst, UNB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that:

                  (i) Sections 7.2(c) 9.2 and 10.3 shall survive any termination of this Agreement,

                  (ii) The Option Agreements remain in full force and effect until terminated as provided therein; and

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, neither BancFirst nor UNB shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of BancFirst and UNB; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of BancFirst or UNB, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered hereunder to the holders of UNB Shares, or into which BancFirst Shares shall be converted pursuant to the Merger, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed:

             (a) Extend the time for the performance of any of the obligations or other acts of the other parties hereto;

             (b) Waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and

             (c) Waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of BancFirst or UNB, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of BancFirst Shares hereunder, or into which BancFirst Shares shall be converted pursuant to the Merger, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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                          ARTICLE X GENERAL PROVISIONS

         10.1 CLOSING. Subject to the terms and conditions of this Agreement and the Option Agreements, the Closing will take place at 10:00 a.m. on the date specified in Section 1.4 (the "Closing Date") and at a place to be specified by the parties.

         10.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall each terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         10.3 EXPENSES.

             (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by BancFirst and UNB.

             (b) Notwithstanding the provisions of Section 10.3(a), in the event that BancFirst or UNB makes the determination described in Section 6.3(c)(ii), then Such Company shall within ten (10) days pay to the Other Company the sum of $1,000,000 as liquidated damages.

         10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) If to BancFirst:

                   BancFirst Ohio Corp.
                   422 Main Street
                   P.O. Box 4658
                   Zanesville, OH 43702-46588
                   Attention:  Gary N. Fields

                  With a copy to:

                   Michael F. Sullivan, Esq.
                   Bricker & Eckler LLP
                   100 South Third Street
                   Columbus, Ohio 43215-4291

             (b) If to UNB:

                    UNB Corp.
                    220 Market Avenue South
                    Canton, Ohio  44701
                    Attention:  Roger L. Mann

                   With a copy to:

                    Ronald K. Bennington, Esq.
                    Black, McCuskey, Souers & Arbaugh
                    1000 United Bank Plaza
                    220 Market Avenue South
                    Canton, Ohio  44702-2116

         10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require UNB, BancFirst or any of BancFirst Bank, UNB Bank, the BancFirst Subsidiaries or the UNB Subsidiaries, as applicable, or affiliates to take any action which would violate any applicable law, rule or regulation.

         10.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Bank Merger Agreement, Option Agreements and the Confidentiality Agreement.

         10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law (except to the extent that mandatory provisions of federal law or of the OGCL are applicable).

         10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.10 PUBLICITY. Except as otherwise required by applicable law, neither of BancFirst nor UNB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of UNB, in the case of a proposed announcement or statement by BancFirst, or without the consent of BancFirst, in the case of a proposed announcement or statement by UNB, which consent shall not be unreasonably withheld.

         10.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Article II and Section 7.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, BancFirst, BancFirst Bank, UNB and UNB Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                               UNB CORP

                               By:     /s/ Roger L. Mann
                                       ---------------------------------------

                               Its:    Chairman and CEO
                                       ---------------------------------------



                               THE UNITED NATIONAL BANK & TRUST COMPANY



                               By:     /s/ Roger L. Mann
                                       ---------------------------------------

                               Its:    Chairman and CEO
                                       ---------------------------------------



                               BANCFIRST OHIO CORP.



                               By:     /s/ Gary N. Fields
                                       ---------------------------------------

                               Its:    President and CEO
                                       ---------------------------------------



                               THE FIRST NATIONAL BANK OF ZANESVILLE, N.A.



                               By:     /s/ James H. Nicholson
                                       ---------------------------------------

                               Its:    President and CEO
                                       ---------------------------------------

                                     ANNEX A

DEFINED TERMS

"Agreement" is defined in the Preamble.

"Anti-Takeover Statute" shall mean any of OGCL Section 1701.831, Chapter 1704 or
      Section 1707.043, or any other provision in the OGCL that delays or prevents unsolicited third party takeover attempts.

"Awarded Bonus Plan Shares" is defined in Section 4.8(a)(ii).

"BancFirst" is defined in the Preamble.

"BancFirst Audited Financials" is defined in Section 4.9(a).

"BancFirst Bank" is defined in the Preamble.

"BancFirst Benefit Plans" is defined in Section 4.20(a).

"BancFirst Consolidated Statements" is defined in Section 4.9(c).

"BancFirst Contracts" is defined in Section 4.16(a)(xii).

"BancFirst Disclosure Schedule" is defined in the preamble to Article IV.

"BancFirst Interim Financials" is defined in Section 4.9(b).

"BancFirst Investments" is defined in Section 4.13(a).

"BancFirst Leased Real Property" is defined in Section 4.11(c).

"BancFirst Loan Assets" is defined in Section 4.11(e).

"BancFirst Loan Documentation" is defined in Section 4.11(e).

"BancFirst Option Plan" is defined in Section 1.3(a).

"BancFirst Parcel" is defined in Section 4.11(b).

"BancFirst Personal Property" is defined in Section 4.11(a).

"BancFirst Property" is defined in Section 4.21(b)(i).

"BancFirst Real Properties" is defined in Section 4.11(b).

                                   ANNEX A-1

"BancFirst SEC Filings" is defined in Section 4.14(b).

"BancFirst Shares" is defined in Section 1.2.

"BancFirst Subsidiaries" is defined in Section 4.2(a).

"Bank Merger" is defined in the Recitals.

"Bank Merger Agreement" is defined in Section 1.1(b).

"BHCA" is defined in Section 4.1(a).

"BIF" is defined in Section 4.1(b).

"Bonus Plan" is defined in Section 4.8(a)(ii).

"Capital Trust" is defined in Section 4.2(a).

"Certificates" is defined in Section 3.1(a).

"Chornyak" is defined in Section 4.2(a).

"Claim" is defined in Section 7.9(b)(iv).

"Closing" is defined in Section 1.4.

"Closing Date" is defined in Section 10.1.

"Code" is defined in Section 1.6.

"Competing Transaction" is defined in Section 6.3(d).

"Confidentiality Agreement" is defined in Section 7.2(c).

"Disqualified Individual" is defined in Section 4.15(c).

"Dissenting Shareholder" is defined in Section 3.4(a).

"Effective Time" is defined in Section 1.4.

"Employees" shall mean current or former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of BancFirst, UNB or their Subsidiaries.

"Environmental Laws" is defined in Section 4.21(b)(ii).

"ERISA" is defined in Section 4.20(a).

                                   ANNEX A-2

"ExchangeAct" shall mean the Securities Exchange Act of 1934, as amended
      (including the rules and regulations thereunder).

"FDIC" shall mean the Federal Deposit Insurance Corporation.

"FHLB" shall mean Federal Home Loan Bank.

"Former BancFirst Directors" is defined in Section 2.2(a).

"Former UNB Directors" is defined in Section 2.2(a).

"Form S-4" shall mean the registration statement to be filed with the SEC in connection with the issuance of Surviving Corporation Shares.

"FRB" is defined in Section 4.6(e).

"Governing Documents" shall mean the Articles of Incorporation, Articles of Association, Code of Regulations or Bylaws of an entity.

"Governmental Entity" shall mean any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign.

"Hazardous Substances" is defined in Section 4.21(b)(iii).

"Indemnified Parties" is defined in Section 7.9(a).

"Injunction" is defined in Section 8.1(e).

"Insurance Amount" is defined in Section 7.9(c).

"IRS" shall mean the Internal Revenue Service.

"Joint Proxy Statement" shall mean the joint proxy statement and prospectus and other proxy solicitation materials of BancFirst and UNB constituting a part of the Form S-4.

"Lien" shall include any lien, pledge, security interest, claim, proxy, preemptive or subscriptive right or other encumbrance or restriction of any kind.

"Material Adverse Effect" shall mean with respect to BancFirst, UNB or the Surviving Corporation any effect that (1) is material and adverse to the financial position, results of operations or business of BancFirst and its Subsidiaries taken as a whole, UNB and its Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole, respectively, or (2) would materially impair the ability of either BancFirst or UNB to perform its obligations under this Agreement or otherwise materially threaten or

                                   ANNEX A-3
      materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles or regulatory accounting requirements applicable to depository institutions and their holding companies generally, (C) actions or omissions of BancFirst or UNB taken with the prior written consent of UNB or BancFirst, as applicable, in contemplation of the transactions contemplated hereby, (D) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles and (E) the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions or their holding companies generally or in general levels of interest rates, except to the extent that the effect of such change is materially more severe for BancFirst, UNB or the Surviving Corporation, as the case may be, than for depository institutions or their holding companies generally.

"Merger" is defined in the Recitals.

"NASDAQ" is defined in Section 1.2(a)(ii).

"NBA" is defined in Section 4.1(b).

"New Benefit Plans" is defined in Section 7.8(a).

"Nominating Committee" is defined in Section 2.2(c)(i).

"OCC" shall mean the Office of the Comptroller of the Currency.

"OGCL" is defined in Section 1.1(a).

"Option Agreements" is defined in the Recitals.

"ORC" shall mean the Ohio Revised Code.

"Other Company" is defined in Section 6.3(c)(ii).

"OTS" shall mean the Office of Thrift Supervision.

"PBGC" is defined in Section 4.20(f).

"Per Share Merger Consideration" is defined in Section 1.2(a).

"Person" is defined in Section 6.1(c)(iii).

                                   ANNEX A-4

"Previously Disclosed" by a party shall mean information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

"Real Property Leases" shall mean all leases for BancFirst or UNB Leased Real
      Property.

"Regulatory Agreement" is defined in Section 4.25.

"Regulatory Applications" shall mean such applications, notices or other instruments as may be required for approval of the Merger.

"Reporting Tail Coverage" is defined in Section 7.8(d).

"Requisite Regulatory Approvals" is defined in Section 8.1(c).

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended (including the rules and regulations thereunder).

"Special Majority" is defined in Section 2.4(a).

"Subsidiary" shall mean UNB Bank or BancFirst Bank or any other organization or entity which is consolidated or is eligible to be consolidated with a party to this Agreement for financial reporting purposes.

"Such Company" is defined in Section 6.3(a).

"Superior Proposal" is defined in Section 6.3(d).

"Surviving Bank" shall mean the surviving bank of the Bank Merger.

"Surviving Corporation" is defined in Section 1.1(a).

"Termination Date" is defined in Section 2.1.

"Title Agency" is defined in Section 4.2(a).

"Transmittal Letter" is defined in Section 3.1(a).

"Trust Company" is defined in Section 4.2(a).

"UNB" is defined in the Preamble.

"UNB Audited Financials" is defined in Section 5.9(a).

"UNB Bank" is defined in the Preamble.

                                   ANNEX A-5

"UNB Benefit Plans" is defined in Section 5.20(a).

"UNB Consolidated Statements" is defined in Section 5.9(c).

"UNB Contracts" is defined in Section 5.16(a)(xii).

"UNB Disclosure Schedule" is defined in preamble to Article V.

"UNB Interim Financials" is defined in Section 5.9(b).

"UNB Investments" is defined in Section 5.13(a).

"UNB Leased Real Property" is defined in Section 5.11(c).

"UNB Loan Assets" is defined in Section 5.11(e).

"UNB Loan Documentation" is defined in Section 5.11(e).

"UNB Market Value" is defined in Section 1.2(a)(ii).

"UNB Plan I" is defined in Section 1.3.

"UNB Plan II" is defined in Section 1.3.

"UNB Parcel" is defined in Section 5.11(b).

"UNB Personal Property" is defined in Section 5.11(a).

"UNB Property" is defined in Section 5.21(b).

"UNB Real Properties" is defined in Section 5.11(b).

"UNB SEC Filings" is defined in Section 5.14(b).

"UNB Shares" is defined in Section 1.2(a).

"UNB Subsidiaries" is defined in Section 5.2(a).

"Unvested Bonus Plan Shares" is defined in Section 4.8(a)(ii).

                                   ANNEX A-6